As filed with the Securities and Exchange Commission on May 30, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYONDELL CHEMICAL COMPANY*

(Exact name of registrant as specified in its charter)

Delaware*	1221 McKinney Street, Suite 700	95-4160558*
(State or other jurisdiction of incorporation or organization)	Houston, Texas 77010	(I.R.S. Employer Identification No.)
(713) 652-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michelle S. Miller

Secretary

1221 McKinney Street, Suite 700

Houston, Texas 77010

(713) 652-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen A. Massad	Michael Kaplan
Baker Botts L.L.P.	Davis Polk & Wardwell
One Shell Plaza	450 Lexington Ave.
910 Louisiana	New York, NY 10017
Houston, Texas 77002-4995	(212) 450-4000
(713) 229-1234

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price	Amount of registration fee
Senior Debt Securities	(1)	(3)
Guarantees of Senior Debt Securities	(2)	None

(1)	An indeterminate aggregate initial offering price or number of senior debt securities is being registered as may from time to time be issued at indeterminate prices.
(2)	No separate consideration will be received for the guarantees.
(3)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee and will pay the registration fee on a “pay-as-you-go-basis”.

*TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in their Respective Charters	State of Organization	I.R.S. Employer Identification Number
Lyondell Chemical Delaware Company	DE	51-0309094

Lyondell Chemical Nederland, Ltd.	DE	51-0110124

Lyondell Chemical Properties, L.P.	DE	23-2836105

Lyondell Chemical Technology 1 Inc.	DE	56-2561588

Lyondell Chemical Technology, L.P.	DE	54-1613415

Lyondell Chemical Technology Management, Inc.	DE	23-2631289

Lyondell Chimie France Corporation	DE	23-1976967

Houston Refining LP	DE	76-0395303

Lyondell France, Inc.	DE	23-2341921

Lyondell Houston Refinery Inc.	DE	20-5408334

Lyondell LP3 GP, LLC	DE	90-0249008

Lyondell LP3 Partners, LP	DE	90-0249009

Lyondell LP4 Inc.	DE	76-0550480

Lyondell (Pelican) Petrochemical L.P.1, Inc.	DE	95-4684078

Lyondell Petrochemical L.P. Inc.	DE	52-2064335

Lyondell Refining Company LLC	DE	76-0321158

Lyondell Refining I, LLC	DE

POSM Delaware, Inc.	DE	51-0328228

POSM II Properties Partnership, L.P.	DE	51-0328696

This preliminary prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2007

P R O S P E CT U S

$500,000,000

Lyondell Chemical Company

% Senior Unsecured Notes due 2017

The notes will bear interest at the rate of         % per year. Interest on the notes is payable on                      and                      of each year, beginning on                     , 2007. The notes will mature on                     , 2017. We may redeem the notes at the times and prices described in “Description of Notes—Optional Redemption.” There is no sinking fund for, or mandatory redemption of, the notes, but Lyondell will be required to offer to purchase the notes upon certain change of control or asset sale events.

The notes will be senior obligations of Lyondell and will rank equally with all of its other unsecured senior indebtedness. The notes will be effectively junior to Lyondell’s secured debt. The obligations under the notes will be fully and unconditionally guaranteed by certain of Lyondell’s restricted subsidiaries.

Investing in the notes involves risks. See “ Risk Factors” beginning on page 8 and incorporated by reference herein from our other filings as referenced on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public Offering Price(1)%	$
Underwriting Discount %	$
Proceeds to Lyondell (before expenses)%	$

(1)	Plus accrued interest, if any, from the date of original issuance.

The notes have not been and will not be listed on any exchange. Currently there is no public market for the notes.

The underwriters expect to deliver the notes to purchasers on or about                     , 2007, which is the second business day following the date of this prospectus.

Joint-Bookrunning Managers

Citi

Banc of America Securities LLC

Deutsche Bank Securities

JPMorgan

Co-Managers

BNY Capital Markets, Inc.	Credit Suisse	HVB Capital Markets
Morgan Stanley	Natexis Bleichroeder Inc.	Scotia Capital
SOCIETE GENERALE	UBS Investment Bank	Wachovia Securities

                    , 2007

In making your investment decision, you should rely only on the information contained in this prospectus, any free writing prospectus prepared by or on behalf of us and those documents incorporated by reference herein. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus and any document incorporated by reference may only be accurate on the date referenced in each such document.

We are a Delaware corporation with principal executive offices at 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone: (713) 652-7200).

Many of our restricted subsidiaries will jointly and severally and unconditionally guarantee our payment of obligations under the notes offered by the prospectus. These subsidiary guarantors are Delaware corporations, limited partnerships and limited liability companies and all of the subsidiary guarantors except for Houston Refining LP and POSM II Properties Partnership, L.P. have principal executive offices located at Two Greenville Crossing, 4001 Kennett Pike, Suite 238, Greenville, Delaware 19807 (Telephone: (302) 658-1022). Houston Refining LP and POSM II Properties Partnership, L.P. are Delaware limited partnerships with their principal executive offices located at c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone: (713) 652-7200).

Except as the context otherwise requires or as otherwise indicated, in this prospectus:

•	“Lyondell,” “Company,” “we,” “us” and “our” refer to Lyondell Chemical Company and its consolidated subsidiaries;

•	“LCC” refers to Lyondell Chemical Company without its consolidated subsidiaries;

•	in some situations, such as references to financial ratios, the context may require that “LCC” refer to Lyondell Chemical Company and its consolidated subsidiaries other than Equistar and Millennium;

•	“Equistar” refers to Equistar Chemicals, LP and its consolidated subsidiaries;

•	“Millennium” refers to Millennium Chemicals Inc. and its consolidated subsidiaries; and

•	“Houston Refining” refers to Houston Refining LP (formerly known as LYONDELL-CITGO Refining LP or LCR).

ALTERNATIVE SETTLEMENT DATE

We expect that delivery of the notes will be made against payment therefore on or about the closing date specified on the cover page of this prospectus, which will be the second business day following the date of pricing of the notes. Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers will be required to purchase the notes on such settlement date, which is one day earlier than in customary trades. Purchasers who wish to trade notes on the date of pricing will, unless they specify an alternate settlement cycle for such trade, not be able to settle any subsequent trade until the day after settlement of this offering.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE IMPLIES THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

i

NON-GAAP FINANCIAL MEASURES

The body of generally accepted accounting principles is commonly referred to as “GAAP.” For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that would not be so adjusted in the most comparable U.S. GAAP measure. From time to time Lyondell discloses so-called non-GAAP financial measures, primarily EBITDA, or earnings before interest, taxes, depreciation and amortization of long-lived assets, as well as proportionate share data for Lyondell and its joint ventures. The non-GAAP financial measures described herein or in other documents issued by Lyondell are not a substitute for the GAAP measures of earnings, for which management has responsibility.

Lyondell sometimes uses EBITDA in its communications with investors, financial analysts and the public. This is because EBITDA is perceived as a useful and comparable measure of operating performance and the contributions of operations to liquidity. For example, interest expense is dependent on the capital structure and credit rating of a company. However, debt levels, credit ratings and, therefore, the impact of interest expense on earnings vary in significance between companies. Similarly, the tax positions of individual companies can vary because of their differing abilities to take advantage of tax benefits, with the result that their effective tax rates and tax expense can vary considerably. Finally, companies differ in the age and method of acquisition of productive assets, and thus the relative costs of those assets, as well as in the depreciation (straight-line, accelerated, units of production) method, which can result in considerable variability in depreciation and amortization expense between companies. Thus, for comparison purposes, management believes that EBITDA can be useful as an objective and comparable measure of operating profitability and the contribution of operations to liquidity because it excludes these elements of earnings that do not provide information about the current operations of existing assets. Accordingly, management believes that disclosure of EBITDA can provide useful information to investors, financial analysts and the public in their evaluation of companies’ operating performance and the contribution of operations to liquidity.

As a result of Lyondell’s acquisition of 100% of Houston Refining, Lyondell is providing throughput margin per barrel information for the refining segment. Throughput margin per barrel is a statistic that is commonly reported by independent refiners, and management believes that it provides useful information to help investors, financial analysts and the public analyze and evaluate refining segment performance compared to other refiners and to industry benchmarks. Lyondell’s presentation of throughput margins for the refining segment should not be considered as an alternative to GAAP measures such as refining segment revenues and operating income.

Lyondell also sometimes reports adjusted net income (loss) or adjusted EBITDA, excluding specified items that are unusual in nature or are not comparable from period to period and that are included in GAAP measures of earnings. Management believes that excluding these items may help investors compare operating performance between two periods. Such adjusted data is always reported with an explanation of the items that are excluded.

Lyondell historically reported certain proportionate share data for Lyondell and its joint ventures that were not consolidated, but were accounted for by the equity method of accounting. Accordingly, in Lyondell’s financial statements investors only saw a single line item—investment in a joint venture—for the unconsolidated joint ventures in the balance sheet and one line item—equity income from a joint venture investment—in the income statement. Therefore, investors may not have obtained a complete appreciation of the magnitude of certain operating and financial measures for Lyondell and its unconsolidated joint ventures and the scope of their business activities. Management believes that reporting certain proportionate share data may have given investors a more complete picture of the size and scope of the operating activities of Lyondell and its joint ventures and, accordingly, Lyondell may continue to report such proportionate share data for historical periods.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by words such as “estimate,” “believe,” “expect,” “anticipate,” “plan,” “budget” or other words that convey the uncertainty of future events or outcomes. Many of these forward-looking statements have been based on expectations and assumptions about future events that may prove to be inaccurate. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Lyondell’s control. Lyondell’s or its joint ventures’ actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to:

•	the availability, cost and price volatility of raw materials and utilities,

•	the supply/demand balances for Lyondell’s and its joint ventures’ products, and the related effects of industry production capacities and operating rates,

•	uncertainties associated with the U.S. and worldwide economies, including those due to political tensions in the Middle East and elsewhere,

•	legal, tax and environmental proceedings,

•	the cyclical nature of the chemical and refining industries,

•

operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks),

•	current and potential governmental regulatory actions in the U.S. and in other countries,

•	terrorist acts and international political unrest,

•	competitive products and pricing pressures,

•	Lyondell’s ability to implement its business strategies,

•	risks of doing business outside the U.S., including foreign currency fluctuations,

•	access to capital markets, and

•	technological developments.

Any of these factors, or a combination of these factors, could materially affect Lyondell’s or its joint ventures’ future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of Lyondell’s or its joint ventures’ future performance, and Lyondell’s or its joint ventures’ actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus and the information incorporated by reference herein. For additional information about factors that may affect the businesses and operating results of Lyondell and its joint ventures or an investment in the notes offered hereby, see:

•	“Summary—Our Business,” and “Risk Factors,” included elsewhere herein,

•

“Item 1. Business,” “Item 1A. Risk Factors,” “Item 3. Legal Proceedings,” and “Item 7A. Quantitative and Qualitative Disclosure About Market Risk” included in Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference,

•

“Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part I, Item 3. Disclosure of Market Risk,” “Part II, Item 1. Legal Proceedings” and “Part II, Item 1A. Risk Factors” included in Lyondell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and incorporated herein by reference,

•	Exhibit 99.2 to Lyondell’s Current Report on Form 8-K filed on May 21, 2007 incorporated herein by reference, and

•	Exhibit 99.1 to Lyondell’s Current Report on Form 8-K filed on May 29, 2007 incorporated herein by reference.

These factors are not necessarily all of the important factors that could affect Lyondell and its joint ventures. Use caution and common sense when considering these forward-looking statements. Lyondell does not intend to update these statements unless securities laws require it to do so.

In addition, this prospectus contains summaries of contracts and other documents. These summaries may not contain all of the information that is important to an investor, and reference is made to the actual contract or document for a more complete understanding of the contract or document involved.

SUMMARY

The following summary contains information about Lyondell and the offering of the notes. It does not contain all of the information that may be important to you in making a decision to purchase the notes. For a more complete understanding of Lyondell and the offering of the notes, we urge you to read this entire prospectus carefully, including the “Risk Factors” section of this prospectus and our Risk Factors and our financial statements and the notes to those statements incorporated by reference herein.

Our Business

Lyondell is one of the world’s largest chemical companies, with more than $16 billion in assets. Our products are the building blocks for countless goods and products that people use every day, such as clothing, food packaging, household furnishings, detergents, cosmetics, automotive parts, construction and home-building materials, paints and coatings, gasoline and many other applications.

Lyondell has built its businesses around the fundamental belief that, to be a successful competitor in the global chemical and refining industries, Lyondell must have:

•	global scale and product depth and breadth;

•	sustainable competitive advantage through raw material flexibility, technology or market position;

•	disciplined operating focus that maximizes the value of each business; and

•	disciplined use of cash flow to create value.

We are a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products.

We report results in three major business segments. Each plays a strategic role in creating stakeholder value.

•

Ethylene, co-products and derivatives.    Our ethylene, co-products and derivatives (EC&D) segment produces ethylene, its co-products and derivatives. Ethylene co-products primarily include propylene, butadiene and aromatics, which include benzene and toluene. The segment also produces derivatives, primarily polyethylene, ethylene oxide (EO), ethylene glycol and other EO derivatives, as well as ethanol and polypropylene. In addition, this segment produces fuel products, such as methyl tertiary butyl ether (MTBE) and alkylate, and also produces acetyls, such as vinyl acetate monomer (VAM, which is a derivative of ethylene) acetic acid and methanol.

Lyondell is a leading North American producer of ethylene, propylene, polyethylene, ethylene glycol and acetyls. Large scale operations and the operational flexibility to use the lowest-cost raw materials provide competitive advantages. These highly cyclical businesses are capable of generating significant earnings and cash flow, particularly during positive periods of the business cycle.

Our ethylene, co-products and derivatives businesses (other than acetyls) are conducted through Equistar Chemicals, LP, an indirect wholly-owned subsidiary of Lyondell. The acetyls portion of our ethylene, co-products and derivatives businesses are conducted through Millennium Chemicals Inc., a wholly-owned subsidiary of Lyondell.

•

Propylene Oxide (PO) and related products.    Our PO and related products segment produces PO and its co-products, PO derivatives and toluene diisocyanate. PO’s co-products include styrene monomer and tertiary butyl alcohol (TBA). MTBE, ethyl tertiary butyl ether (ETBE) and isobutylene are derivatives of TBA. PO derivatives include propylene glycol, propylene glycol ethers and butanediol.

Lyondell is a leading global producer and marketer of PO and derivatives, offering strength in process technology in an industry that Lyondell believes provides growth opportunities both domestically and internationally.

•

Refining.    Our refining segment produces refined petroleum products, including gasoline, ultra low sulfur diesel, jet fuel, lubricants (lube oils) and aromatics, which include benzene, toluene, paraxylene and orthoxylene.

Lyondell is a major refiner of heavy, high-sulfur crude oil. Lyondell’s 268,000 barrel-per-day Houston refinery is strategically located on the U.S. Gulf Coast with access to interstate pipelines and the Port of Houston. The facility refines very heavy, high-sulfur crude oil into clean fuels, such as gasoline (including blendstock for oxygenate blending), jet fuel and ultra low-sulfur diesel, as well as other high-value products such as aromatics. The full-conversion capabilities of the refinery, coupled with the strong refining market, have resulted in strong cash and profit generation.

Our refining business is conducted through Houston Refining LP, an indirect wholly-owned subsidiary of Lyondell. Houston Refining was a joint venture between us and CITGO Petroleum Corporation until we acquired CITGO’s interest on August 16, 2006, effective as of July 31, 2006.

On May 15, 2007, Lyondell sold its worldwide inorganic chemicals business to The National Titanium Dioxide Co. Ltd. (Cristal) and received $1.143 billion in cash, in addition to the assumption by Cristal of specified liabilities. As a result, the inorganic chemicals business is reported as a discontinued operation in our financial statements.

The Offering

Issuer	Lyondell Chemical Company.

Notes offered	$500 million aggregate principal amount of % Senior Unsecured Notes due , 2017. The notes will not be listed on any securities exchange.

Maturity date	, 2017.

Interest payment dates	The notes bear interest at an annual rate equal to %. Interest payments will be made semi-annually on each and , beginning , 2007.

Guarantees

The notes will be fully and unconditionally guaranteed by certain of our domestic restricted subsidiaries. The guarantees of the notes will be general obligations of each guarantor and will rank equally with all existing and future unsubordinated unsecured debt of each guarantor. These subsidiaries are also guarantors of our obligations under our credit facility and under our existing senior secured notes. A subsidiary’s guarantee of the notes will lapse if that subsidiary ceases to guarantee any indebtedness of Lyondell or any other subsidiary guarantor in excess of $30 million. See “Description of Notes—Subsidiary Guarantees” for a description of the guarantees.

Ranking

The notes will rank equally with all our existing and future unsecured senior debt. The notes will effectively rank junior to the rights of secured creditors and holders of our senior secured debt, including the debt under our credit facility and debt under our existing senior secured notes to the extent of the value of the collateral.

The notes will also effectively rank junior to all liabilities of our subsidiaries that have not guaranteed the notes.

At March 31, 2007, after giving effect to the tender offer for LCC’s 11.125% Senior Secured Notes due 2012 completed on May 15, 2007, and this offering and the use of proceeds therefrom:

•

LCC and the guarantors would have had outstanding approximately $4.8 billion of debt (including the notes), approximately $2.2 billion of which would have been secured by certain of our assets and the guarantors’ assets;

•

Our subsidiaries that have not guaranteed the notes have approximately $7.0 billion of outstanding total liabilities, excluding intercompany liabilities but including $3.0 billion of long-term debt (including current maturities), that are effectively senior to the notes.

See “Description of Notes—General.”

Optional redemption

At any time prior to                     , 2010, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption prices set forth under “Description of Notes—Optional Redemption,” if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 90 days of the closing date of such equity offering.

At any time prior to                     , 2012, we may redeem the notes, in whole or in part, at a “make whole” redemption price set forth under “Description of Notes—Optional Redemption.” Thereafter, the notes are redeemable at the prices set forth under “Description of Notes—Optional Redemption.”

Change of control

Upon the occurrence of a change of control described in “Description of Notes—Repurchase at the Option of Holders—Change of Control,” you may require us to purchase some or all of your notes at 101% of their principal amount, plus accrued interest. The occurrence of a change of control will impose similar repurchase requirements for our senior secured notes, our other senior unsecured notes and our senior subordinated notes and may also be an event of default under our credit facility. We cannot assure you that we will have sufficient resources to satisfy our repurchase obligation in such circumstances. See “Risk Factors—We may not be able to repurchase your notes upon a change of control” and “Description of Notes.”

Covenants	The indenture governing the notes will contain certain covenants limiting or prohibiting our ability to and our restricted subsidiaries’ ability to:

•	incur additional debt or issue subsidiary preferred stock;

•	increase dividends on our capital stock;

•	redeem or repurchase capital stock or repurchase subordinated debt;

•	engage in transactions with affiliates, except on an arm’s-length basis;

•	create liens or engage in sale and leaseback transactions;

•	make some types of investments and sell assets; and

•	consolidate or merge with, or sell substantially all assets to, another person.

These covenants are subject to important exceptions and qualifications. For more details, see “Description of Notes—Selected Covenants.”

Certain of these covenants will no longer apply if the notes are rated “BBB-” by Standard & Poor’s or “Baa3” by Moody’s, even if such notes are subsequently downgraded to a lower rating. See “Description of Notes—Selected Covenants.”

Use of proceeds

We intend to use the net proceeds from the offering, together with available cash, to redeem the $500 million outstanding principal amount of our 10.875% Senior Subordinated Notes, which mature May 1, 2009, at a price of 100% of their principal amount plus accrued interest.

For more details, see “Use of Proceeds.”

Risk factors

You should carefully consider all the information set forth or incorporated by reference in this prospectus and, in particular, the specific factors in the section of this prospectus entitled “Risk Factors” for an explanation of certain risks of investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table presents our summary consolidated financial data for continuing operations. The historical financial data has been derived from our audited financial statements for the years ended December 31, 2004, 2005 and 2006 and from our unaudited financial statements for the three months ended March 31, 2006 and 2007. You should read this summary consolidated financial data in connection with the business information contained in our Annual Report on Form 10-K for the year ended December 31, 2006, and the business and financial information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and our Current Report on Form 8-K filed on May 29, 2007, each of which is incorporated by reference in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto. The summary consolidated financial data for the three months ended March 31, 2006 and 2007 are derived from our unaudited consolidated financial statements which, in management’s opinion, include all adjustments necessary for the fair presentation of our results of operations for such periods. Results of operations that were achieved for the three months ended March 31, 2007 are not necessarily indicative of the results of operations that may be achieved for the entire year or any future period.

	Year ended December 31,			Three months ended March 31,
Millions of dollars	2004	2005	2006	2006	2007
Results of operations data:
Sales and other operating revenues	$5,850	$17,257	$20,882	$4,418	$5,789
Income from continuing operations(1)	137	540	736	286	6

Other financial data:
EBITDA(2)	451	2,082	2,534	644	396
Total Lyondell Consolidated Debt:
LCC total debt(3)	3,852	2,752	4,972	2,703	5,113
Equistar total debt	2,355	2,342	2,177	2,188	2,174
Millennium total debt	1,482	1,079	805	831	796
Interest Expense:
Lyondell Consolidated	463	634	648	137	179
Equistar	227	227	217	55	54
Millennium	103	115	67	12	19
Capital Expenditures:
Lyondell Consolidated	65	196	346	38	141
Equistar	101	153	168	22	38
Millennium	4	7	12	1	4

Segment EBITDA:(4)
PO & Related Products	313	757	645	175	87
EC&D—100%	809	1,334	1,361	397	177
Refining—100%(5)	645	348	690	193	133

LCC 70.5% share of Equistar distributions(3)	222	511	405	141	71

(1)	Income from continuing operations for the three months ended March 31, 2007 included a $40 million after-tax charge related to multiple commercial arrangements associated with the Lake Charles, Louisiana, toluene diisocyanate (TDI) facility. Income from continuing operations for 2006 included a $69 million after-tax charge for impairment of the net book value of Lyondell’s Lake Charles, Louisiana, ethylene facility, and for 2005 included a $127 million after-tax charge for impairment of the carrying value of Lyondell’s Lake Charles, Louisiana, TDI facility.

(2)	A reconciliation of Lyondell’s EBITDA to income from continuing operations and net income is presented in the table below.
(3)	LCC is a specific reference to Lyondell Chemical Company without its consolidated subsidiaries.
(4)	A reconciliation of segment EBITDA to income from continuing operations and, where the EC&D segment and the Refining segment are presented on a 100% basis for periods in which Lyondell did not own 100% of Equistar or Houston Refining, a reconciliation of the 100% basis EBITDA to Equistar and Houston Refining net income are presented in the table below.
(5)	Refining EBITDA for the year ended December 31, 2006 includes a charge of $300 million for the cost of terminating the previous crude supply agreement.

Reconciliation of segment EBITDA to income from continuing operations and net income

	Year ended December 31,			Three months ended March 31,
Millions of dollars	2004	2005	2006	2006	2007
Segment EBITDA:
EC&D	$145	$1,334	$1,361	$397	$177
PO & Related Products	313	757	645	175	87
Refining	—	—	466	—	133
Other	(7)	(9)	62	72	(1)

Lyondell EBITDA	451	2,082	2,534	644	396
Add:
Income from equity investment in Houston Refining	303	123	73	91
Income from equity investment in Equistar	141
Other	7	1	5	—	—
Deduct:
Depreciation and amortization	(282)	(631)	(711)	(156)	(213)
Interest expense, net	(450)	(602)	(609)	(125)	(174)
Provision for income taxes	(15)	(193)	(410)	(168)	(3)
Charges related to impairment of assets	—	(195)	(106)	—	—
Debt prepayment premiums and charges	(18)	(45)	(40)	—	—

Lyondell income from continuing operations	$137	$540	$736	$286	$6

EC&D EBITDA	$809
Deduct:
Depreciation and amortization	(313)
Interest expense, net	(220)

Equistar net income	$276

Refining EBITDA	$645	$348	$690
Deduct:
Depreciation and amortization	(115)	(116)	(161)
Interest expense, net	(30)	(38)	(56)

Houston Refining net income	$500	$194	$473

RISK FACTORS

There are many risks that may affect your investments in the notes. You should carefully consider the risk factors set forth below and the risk factors included under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and Exhibit 99.2 to our Current Report on Form 8-K filed on May 21, 2007, each of which is incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus before buying the notes.

Equistar and Millennium are not subject to most of the covenants under the notes.

Neither Equistar nor Millennium is a “restricted subsidiary” of Lyondell, as such term will be defined in the indenture governing the notes and as defined in our other indentures. Therefore, these entities and our joint ventures are not subject to the covenants described above and in the “Description of Notes.” As a result, holders of the notes will have no recourse if Equistar or Millennium substantially increases its debt leverage. The indenture obligates us to use our best efforts, consistent with our contractual obligations and fiduciary duties, to ensure that Equistar and our joint ventures do not agree to restrictions on their ability to make distributions to us, but that obligation is subject to significant exceptions. You should read the section called “Description of Notes—Selected Covenants—Dividend and other payment restrictions affecting subsidiaries and joint ventures.”

Moreover, a default by Millennium or Equistar under any of its debt instruments generally would not, so long as it is not a “restricted subsidiary” as defined in the indenture, give rise to a default under the indenture governing the notes, even though the creditors of the defaulting entity would have remedies against it. As a result, you will have no recourse if Millennium or Equistar defaults on any of its debt. A default by Millennium or Equistar on its debt could also impose a contractual limit on its ability to make distributions to us. In addition, a default by Equistar under any of its material debt instruments which results in the acceleration of such debt, or enables the holder to accelerate such debt, would, however, give rise to a default under our credit facility, which if accelerated would cause an event of default under the indenture governing the notes.

The notes are subordinated to debt of our non-guarantor subsidiaries and to our secured debt.

The notes will be guaranteed by certain of our domestic restricted subsidiaries. None of our other subsidiaries, including Equistar and Millennium, will initially guarantee the notes. Many of the operations of LCC are conducted through its subsidiaries and, therefore, LCC is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. The notes will be effectively subordinated to all outstanding indebtedness and other liabilities and commitments (including trade payables and operating lease obligations) of LCC’s subsidiaries that are not subsidiary guarantors. Any right of LCC to receive assets of any of its subsidiaries that are not subsidiary guarantors upon the latter’s liquidation or reorganization or insolvency (and the consequent right of the holders of notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors and preferred stockholders, except to the extent that LCC is itself recognized as a creditor of such subsidiary. In that case, the claims of LCC would still be subordinate to any lien or security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by LCC. At March 31, 2007, after giving effect to the tender offer for LCC’s 11.125% Senior Secured Notes due 2012 completed on May 15, 2007, and this offering and the use of proceeds therefrom, the notes would have been effectively subordinated to approximately $7.0 billion of outstanding total liabilities, excluding intercompany liabilities, but including $3.0 billion of debt, of our non-guarantor subsidiaries. See “Description of Notes—Structural Subordination.” Initially, and so long as Equistar and Millennium continue to be unrestricted subsidiaries under the relevant indentures, such indentures will not limit the amount of indebtedness and other liabilities that Equistar, Millennium and their subsidiaries can incur. In the case of our restricted subsidiaries, the indentures for the notes will not limit the amount of liabilities that do not constitute “Indebtedness” that subsidiaries can incur.

The notes are unsecured and therefore are also structurally subordinated to our secured indebtedness under the credit facility and our existing senior secured notes, to the extent of the value of the collateral securing such indebtedness. The secured indebtedness is secured by liens on all of LCC’s and certain subsidiary guarantors’ domestic personal property, mortgages on certain production facilities located in Pasadena and Channelview, Texas and Lake Charles, Louisiana, and the refinery located in Houston, Texas; and, subject to certain limitations, equity interests in domestic subsidiaries, including Millennium and Equistar, and certain non-U.S. subsidiaries. Accordingly, in the event of a default on the notes or a bankruptcy, liquidation or reorganization of LCC, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the notes. At March 31, 2007, after giving effect to the tender offer for LCC’s 11.125% Senior Secured Notes due 2012 completed on May 15, 2007, and this offering and the use of proceeds therefrom, approximately $2.2 billion in principal amount of outstanding unsubordinated indebtedness of LCC, including the indebtedness under the credit facility and the existing senior secured notes, would have been secured and ranking effectively senior to the notes to the extent of the value of the assets securing such indebtedness. See “Description of Notes—General.”

We may not be able to repurchase your notes upon a change of control.

Upon the occurrence of certain change of control events as described in “Description of Notes,” you may require us to purchase the notes at 101% of their principal amount, plus accrued interest. We cannot assure you that we will have the financial resources to purchase the notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other debt. Our credit facility provides that certain change of control events will constitute a default under the credit facility and could result in the acceleration of the maturity of all debt under the credit facility. Our outstanding senior secured notes, senior unsecured notes and senior subordinated notes have similar repurchase requirements to those applicable to the notes. Future debt may contain similar provisions.

Fraudulent transfer statutes may limit your rights under the guarantees.

Our obligations under the notes are guaranteed by the same domestic restricted subsidiaries of LCC that guarantee our bank credit facility, senior secured notes and senior unsecured notes. The guarantees may be subject to review under various laws for the protection of creditors. It is possible that the creditors of a guarantor may challenge a guarantee as a fraudulent transfer under relevant federal and state laws, by claiming, for example, that, since the guarantee was incurred for the benefit of Lyondell (and only indirectly, if at all, for the benefit of the guarantor), the obligations of the guarantor were incurred for less than reasonably equivalent value or fair consideration. Under certain circumstances, including a finding that a guarantor was insolvent at the time its guarantee was issued, a court could hold that the obligations of the guarantor under the guarantee may be voided or are subordinate to other obligations of the guarantor or that the amount for which a guarantor is liable under a guarantee may be limited. Different jurisdictions define “insolvency” differently. However, a guarantor generally would be considered insolvent at the time it guaranteed the notes if (1) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or matured or (2) the guarantor was incurring debts beyond its ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was “insolvent” as of the date the notes were guaranteed, and we cannot assure you that, regardless of the method of valuation, a court would not determine that a guarantor was insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether the guarantor was insolvent on the date the guarantees were issued, that the guarantees constituted fraudulent transfers on another ground.

In an attempt to limit the applicability of fraudulent transfer laws, the indenture will limit the amount of the guarantees in the case of each subsidiary guarantor to the amount that will result in the guarantees’ not constituting fraudulent transfers or improper corporate distributions, but we cannot be certain which standard a court would apply in making a determination regarding the maximum liability of a guarantor.

There is no trading market for the notes and there may never be one.

The notes will be new securities for which currently there is no established trading market. For these and other reasons, we cannot assure you that a trading market will develop for the notes. Although the underwriters have indicated that they intend to make a market in the notes as permitted by applicable laws and regulations, the underwriters are not obligated to do so, and they may cease market-making activities at any time without notice. Even if a market for the notes does develop, we cannot assure you that there will be liquidity in that market, or that the notes might not trade for less than their original value or face amount. If a liquid market for the notes does not develop, you may be unable to resell the notes for a long period of time, if at all. This means you may not be able to readily convert the notes into cash, and the notes may not be accepted as collateral for a loan.

Even if a market for the notes develops, trading prices could be higher or lower than the initial offering price. The price of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the notes, independent of our financial performance.

USE OF PROCEEDS

The net proceeds to us from this offering are estimated to be approximately $             million, after deducting discounts and commissions and estimated offering expenses payable by us. We will use the net proceeds, together with available cash, to redeem the $500 million outstanding principal amount of our 10.875% Senior Subordinated Notes, which mature May 1, 2009, at a price equal to 100% of their principal amount plus accrued interest.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2007 for continuing operations on a historical basis and as adjusted to reflect this offering and the application of the net proceeds as described under “Use of Proceeds.”

	March 31, 2007
(Unaudited; in millions)	Actual	As Adjusted
Cash and cash equivalents	$211	$211	(1)

Debt, including current maturities of long-term debt:(2)

Bank Credit Facilities:
LCC Credit Facility:
Term Loan due 2013	$1,767	$1,767
Revolving Credit Facility	145	145
Equistar Credit Facility	—	—

LCC Notes and Debentures:
Senior Secured Notes due 2012	277	277	(3)
Senior Secured Notes due 2013	325	325
Debentures due 2010	100	100
Debentures due 2020	224	224
Senior Unsecured Notes due 2014	875	875
Senior Unsecured Notes due 2016	900	900
Senior Unsecured Notes due 2017, offered hereby	—	500
Senior Subordinated Notes due 2009	500	—

Equistar Notes and Debentures:
Senior Notes due 2008	713	713	(4)
Senior Notes due 2011	726	726	(4)
Debentures due 2026	136	136
Notes due 2009	599	599

Millennium Notes and Debentures:
Senior Notes due 2008	389	389	(5)
Senior Debentures due 2026	244	244
Convertible Senior Debentures due 2023	162	162

Other debt	1	1

Total debt, including current maturities of long-term debt	8,083	8,083
Minority interest	113	113
Stockholders’ equity	3,246	3,242	(6)

Total capitalization	$11,442	$11,438

(1)	Cash does not include the $1.143 billion of cash that was received at the completion of the sale of the inorganic chemicals business, which occurred on May 15, 2007.
(2)	Debt amounts presented include unamortized premiums and discounts.
(3)	This amount does not reflect the repayment of $270 million principal amount of LCC’s Senior Secured Notes due 2012 pursuant to a cash tender offer completed on May 15, 2007 and funded by a combination of revolver borrowings and available cash.
(4)	On May 25, 2007, Equistar called $300 million of its Senior Notes due 2008 and $300 million of its Senior Notes due 2011. The called portion of the Senior Notes due 2008 and the Senior Notes due 2011 will be redeemed and the respective redemption prices will be paid on June 25, 2007. The redemption is being funded with available cash, including proceeds from the sale of the inorganic chemicals business.
(5)	On May 17, 2007, Millennium called the remaining balance of its Senior Notes due 2008. The Senior Notes due 2008 will be redeemed and the redemption price will be paid on June 18, 2007. The redemption is being funded with available cash, including proceeds from the sale of the inorganic chemicals business.
(6)	Reflects the expected charge of approximately $4 million of unamortized debt issuance costs related to the debt expected to be retired as a result of this offering. Does not reflect expected charges in relation to the other debt repayments described above and does not reflect a pro forma net charge of $112 million resulting from the sale of the inorganic chemicals business, which occurred on May 15, 2007.

DESCRIPTION OF NOTES

For definitions of certain terms used in the following summary, see “—Selected Definitions.”

General

The Senior Unsecured Notes due 2017 (the “Notes”) will be issued pursuant to an indenture among LCC, the Subsidiary Guarantors party thereto and The Bank of New York, as trustee (the “Trustee”). The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders of Notes are referred to the indenture and the Trust Indenture Act for a statement of all the terms. Because this is a summary, it does not contain all of the information that may be important to you. You should read the indenture in its entirety, including the definitions therein of certain terms used below. Copies of the indenture are available as described under “Where you can find more information.”

The Notes will be general unsecured obligations of LCC and will rank pari passu in right of payment with all other existing and future unsubordinated unsecured indebtedness of LCC. The Notes will rank effectively junior in right of payment to any secured indebtedness of LCC, including indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes, to the extent of the value of the collateral securing such indebtedness. LCC’s obligations under the Notes will also be guaranteed on an unsecured basis by the Subsidiary Guarantors. See “—Subsidiary guarantees.” The Subsidiary Guarantors as of the Issue Date are listed under “—Subsidiary Guarantees”. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors and will rank pari passu in right of payment to all existing and future unsubordinated unsecured indebtedness of the Subsidiary Guarantors, but effectively junior to the Subsidiary Guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

At March 31, 2007, after giving effect to the tender offer for LCC’s 11.125% Senior Secured Notes due 2012 completed on May 15, 2007, and this offering and the use of proceeds therefrom:

•

approximately $2.2 billion in principal amount of outstanding secured unsubordinated Indebtedness of LCC and the Subsidiary Guarantors, including the Indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes, would have been pari passu in right of payment with the Notes and secured and ranking effectively senior to the Notes to the extent of the value of the assets securing such Indebtedness; and

•

approximately $2.6 billion of outstanding unsubordinated Indebtedness of LCC and the Subsidiary Guarantors, consisting primarily of the Notes, Existing Senior Unsecured Notes and the Existing ARCO Chemical Debt, would have been unsecured.

Structural Subordination

Many of the operations of LCC are conducted through its Subsidiaries and Joint Ventures (which term initially includes Equistar) and, therefore, LCC is dependent upon distributions of its Subsidiaries and Joint Ventures to meet its obligations, including its obligations under the Notes.

The Notes will be effectively subordinated to all outstanding Indebtedness and other liabilities and commitments (including trade payables and operating lease obligations) of LCC’s Subsidiaries and Joint Ventures, except to the extent they are Subsidiary Guarantors. Any right of LCC to receive assets of any of its Subsidiaries or Joint Ventures that are not Subsidiary Guarantors upon the latter’s liquidation or reorganization or insolvency (and the consequent right of the holders of Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s or Joint Venture’s creditors and preferred stockholders, except to the extent that LCC is itself recognized as a creditor of such Subsidiary or Joint Venture. In that case, the claims of LCC would still be subordinate to any lien or security interest in the assets of such Subsidiary or Joint Venture and any Indebtedness of such Subsidiary or Joint Venture senior to that held by LCC. At March 31, 2007, after giving effect to the tender offer for LCC’s 11.125% Senior Secured Notes due 2012 completed on May 15, 2007, this offering and the use of proceeds therefrom, the Notes would have been effectively subordinated to approximately $7.0 billion of outstanding total liabilities, excluding intercompany liabilities but including $3.0 billion of debt, of the non-guarantor Subsidiaries and Joint Ventures. See “Risk factors—The Notes are subordinated to debt of our non-guarantor subsidiaries and to our secured debt.”

Under certain circumstances, LCC will be able pursuant to the provisions of the indenture to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries and Joint Ventures, so long as they are not Subsidiaries of LCC (and, if they are Subsidiaries, at any time that they are designated as Unrestricted Subsidiaries), will not be subject to many of the restrictive covenants set forth in the indenture. As a result of these provisions, as of the Issue Date, Equistar, Millennium and their respective Subsidiaries will not be subject to many of the restrictive covenants for the benefit of noteholders under the indenture until LCC elects to designate any such person as a Restricted Subsidiary.

Principal, Maturity and Interest

The Notes will initially be limited to an aggregate principal amount of $500 million and mature on                     , 2017. Interest on the Notes will accrue at the rate per annum set forth on the cover page hereof and will be payable semiannually in arrears on                      and                      of each year, commencing on                     , 2007 to holders of record on the immediately preceding                      or                     , respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, and interest on the Notes will be payable at the office or agency of LCC maintained for such purpose within the City and the State of New York or, at the option of LCC, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided that all payments with respect to Global Notes, the holders of which have given wire transfer instructions, on or before the relevant record date, to the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by such holders. Until otherwise designated by LCC, LCC’s office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will initially be issued in global form and, in the event they are subsequently certificated, in denominations of $1,000 and integral multiples thereof.

Subject to the covenants described below under “—Selected Covenants,” from time to time LCC may issue additional Notes under the indenture having the same terms in all respects as the Notes offered hereby, (or in all respects except for the payment of interest on the Notes (1) scheduled and paid before the date of issuance of the Notes or (2) payable on the first interest payment date following the date of issuance); provided that before any such issuance, LCC shall have delivered to the Trustee an opinion of counsel confirming that the holders of the outstanding Notes will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if additional Notes were not issued. The Notes offered hereby and any additional Notes will be treated as a single class under the indenture for all purposes.

Subsidiary Guarantees

As of the closing date, the following Subsidiaries of LCC will be Subsidiary Guarantors: Lyondell (Pelican) Petrochemical L.P.1, Inc., Lyondell Chemical Delaware Company, Lyondell Chemical Nederland, Ltd., Lyondell Chemical Properties, L.P., Lyondell Chemical Technology Management, Inc., Lyondell Chemical Technology, L.P., Lyondell Chimie France Corporation, Lyondell France, Inc., Lyondell LP3 GP, LLC, Lyondell LP3 Partners, LP, Lyondell LP4 Inc., Lyondell Petrochemical L.P. Inc., Lyondell Refining I, LLC, POSM Delaware, Inc., POSM II Properties Partnership, L.P., Houston Refining LP, Lyondell Chemical Technology 1 Inc., Lyondell Refining Company LLC, and Lyondell Houston Refinery Inc. (collectively, the “Initial Subsidiary

Guarantors”). In addition, the indenture will provide that any Restricted Subsidiary that Guarantees or secures the payment of any other Indebtedness of LCC or any of its Restricted Subsidiaries must also guarantee the payment of the Notes, subject to certain exceptions described below under “—Selected Covenants—Limitations on issuances of guarantees of indebtedness by subsidiaries.” The Subsidiary Guarantors will unconditionally guarantee the due and punctual payment of the principal of and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise (the “Subsidiary Guarantees”). The terms of each Subsidiary Guarantee will provide that the obligations of the Subsidiary Guarantor thereunder will be limited so as not to constitute a fraudulent conveyance under applicable law. The Subsidiary Guarantees will be general unsecured senior obligations of the Subsidiary Guarantors. See Note 19 to the Consolidated Financial Statements of Lyondell for the three months ended March 31, 2007 incorporated by reference herein for financial information regarding the Subsidiary Guarantors. The indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another corporation, person or entity, whether or not affiliated with such Subsidiary Guarantor unless:

(1)	the person formed by or surviving any such consolidation or merger (if other than LCC, another Subsidiary Guarantor or such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under its Subsidiary Guarantee; or

(2)	immediately after giving effect to such transaction, no Default or Event of Default exists under the indenture and the consolidation or merger results in such Guarantor no longer being a Subsidiary of LCC in compliance with the indenture.

The requirements of clause (1) of this paragraph will not apply in the case of a consolidation with or merger with or into LCC or another Subsidiary Guarantor.

The indenture will provide that the Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) LCC or a Restricted Subsidiary, if the sale or other disposition complies with the applicable provisions of the indenture;

(2)	in connection with any sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor to a person that is not (either before or after giving effect to such transaction) LCC or a Restricted Subsidiary, if the sale or other disposition complies with the applicable provisions of the indenture;

(3)	if such Subsidiary Guarantor is a Restricted Subsidiary and LCC designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon satisfaction of the conditions described under the caption “—Defeasance—Defeasance and discharge”;

(5)	upon the liquidation or dissolution of such Subsidiary Guarantor provided no Default or Event of Default has occurred or is continuing; or

(6)	at such time as such Subsidiary Guarantor ceases to guarantee Indebtedness of LCC or any other Subsidiary Guarantor (other than guarantees under the Notes) in excess of the De Minimus Guaranteed Amount, except to the extent all such other guarantees were discharged or released by or as a result of payment under the guarantees.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” LCC will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption

Except as otherwise provided below, the Notes will not be redeemable at the option of LCC before                     , 2012. LCC is not, however, prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

On or after                     , 2012, the Notes will be subject to redemption at the option of LCC, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning on                      of the following years:

Year	Percentage
2012		%
2013		%
2014		%
2015 and thereafter	100.000%

Prior to                     , 2010, LCC may, at its option, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes (including any additional Notes issued after the Issue Date) at a redemption price equal to             % of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date, with all or a portion of the net proceeds of one or more sales (other than to a Subsidiary or Joint Venture of LCC) of Qualified Equity Interests of LCC; provided that at least 65% of the aggregate principal amount of the Notes issued under the indenture remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of any such sale of Qualified Equity Interests of LCC.

In addition, at any time prior to                     , 2012, LCC may also redeem, in whole or in part, the Notes at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest thereon to, but not including, the redemption date, subject to the rights of the holders on the relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, with respect to the Notes on any redemption date, the excess of:

(1)	the present value at such redemption date of (i) the redemption price of the Notes on , 2012, (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on the Notes through the applicable date set forth in clause (i) (excluding accrued but unpaid interest to the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)	the principal amount of the Notes.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to                     , 2012; provided, however, that if the period from the redemption date to such specified date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Selection and Notice

If less than all the Notes issued under the indenture are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notice of any redemption including, without limitation, upon a sale of Qualified Equity Interests of LCC may, at LCC’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related sale of Qualified Equity Interests of LCC. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of control

If a Change of Control occurs, each holder of Notes will have the right to require LCC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”) on a date that is not more than 90 days after the occurrence of such Change of Control (the “Change of Control Payment Date”). Within 30 days following any Change of Control, LCC will mail, or at LCC’s request the Trustee will mail, a notice to each holder offering to repurchase the Notes held by such holder pursuant to the procedures specified in such notice. LCC will comply with the requirements of Rule l4e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, LCC will, to the extent lawful,

(1)	accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted, together with an officer’s certificate stating the aggregate principal amount of Notes or portions thereof being purchased by LCC.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such Note will be in a principal amount of $1,000 or an integral multiple thereof.

A failure by LCC to comply with the provisions of the two preceding paragraphs will constitute an Event of Default under the indenture. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the Notes to require that LCC purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. See “—Events of Default and Remedies.”

There can be no assurance that LCC will have the financial resources to purchase the Notes, particularly if a Change of Control triggers a similar repurchase requirement for, or results in the acceleration of, other Indebtedness. The Existing Senior Secured Notes and the Existing Senior Unsecured Notes contain a similar repurchase requirement. The Existing Credit Facility provides that certain events constituting a Change of

Control will constitute a default under, and could result in the acceleration of the maturity of, the Existing Credit Facility. Future indebtedness might contain similar provisions. Accordingly, LCC might not be able to fulfill its obligation to repurchase any Notes if a Change of Control occurs. See “Risk factors—We may not be able to repurchase your notes upon a change of control.”

LCC will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by LCC and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of LCC and its Subsidiaries taken as a whole. The phrase “all or substantially all” the assets of LCC will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of LCC has occurred, in which case a holder’s ability to obtain the benefit of a Change of Control Offer may be impaired.

Asset sales

The indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	LCC and/or the Restricted Subsidiary, as the case may be, receives consideration in respect of such Asset Sale at least equal to the fair market value (as determined as of the date of contractually agreeing to such Asset Sale and as conclusively determined in good faith by the senior management of LCC (and which in the case of an Asset Sale with a fair market value in excess of $100 million shall be conclusively evidenced by a resolution of the Board of Directors set forth in an officer’s certificate delivered to the Trustee)) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	either

(a)	at least 75% of the consideration received in the Asset Sale by LCC and/or such Restricted Subsidiary is in the form of (i) cash or Cash Equivalents or (ii) a controlling interest or a joint venture interest (to the extent otherwise permitted by the indenture) in a business engaged in a Permitted Business or long-term property or assets that are used or useful in a Permitted Business (“Permitted Consideration”); or

(b)	after giving effect to such Asset Sale, the aggregate fair market values of all forms of consideration other than Permitted Consideration received for all Asset Sales since the Issue Date does not exceed in the aggregate $100 million. For purposes of this item (2)(b), the fair market value of the consideration other than Permitted Consideration received in connection with each Asset Sale shall be determined as of the date of contractually agreeing to such Asset Sale.

For purposes of this provision, each of the following will be deemed to be cash: (w) the amount of any liabilities (as shown on LCC’s or such Restricted Subsidiary’s most recent balance sheet) of LCC or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases LCC or such Restricted Subsidiary from further liability, (x) the amount of any securities, notes or other obligations received by LCC or any such Restricted Subsidiary from such transferee that are converted within 180 days by LCC or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), (y) the amount of any accounts receivable of a business retained by LCC or any Restricted Subsidiary, as the case may be, following the sale of such business (other than such accounts receivable that (i) are past due more than 90 days or (ii) have a payment date greater than 120 days from the date of invoice creating such accounts receivable) and (z) the amount of any Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if LCC and its Restricted Subsidiaries are immediately released from all Guarantees, if applicable, of payment or other obligations with respect to such Indebtedness and such Indebtedness is no longer a liability of LCC or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax cash or Cash Equivalent proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, LCC may apply such Net Proceeds, at its option:

(a)	to (i) repay (x) Indebtedness under the Existing Credit Facility or any (y) Indebtedness other than Subordinated Debt (and in each case to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of LCC or a Subsidiary Guarantor; provided that in the case of clause (y) such Indebtedness is (1) secured, (2) unsecured with a maturity date prior to the maturity of the Notes or (3) unsecured with a maturity date on or after the maturity of the Notes and, in the case of this clause (3), LCC will make an offer to purchase the Notes on a pro rata basis in accordance with the procedures set forth below for an Asset Sale Offer, (ii) repay Indebtedness incurred to acquire assets if such Indebtedness is repaid with the proceeds from an Asset Sale of any such assets, provided such Asset Sale is within 180 days of the incurrence of such Indebtedness or (iii) repay Indebtedness (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of any Restricted Subsidiary that is not a Subsidiary Guarantor; or

(b)	to acquire Additional Assets (to the extent otherwise permitted by the indenture) or to make a capital expenditure, in each case, in a Permitted Business (or enter into a binding commitment for any such acquisition or expenditure); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such expenditure or acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 360-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and LCC shall not have applied such Net Proceeds pursuant to clause (a) above on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds at any time.

Pending the final application of any such Net Proceeds, LCC or any Restricted Subsidiary may temporarily reduce the revolving Indebtedness under the Existing Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph, other than Net Proceeds offered to the holders of the Notes under clause (3) of paragraph (a) above, will be deemed to constitute “Excess Proceeds.” If on the 361st day after an Asset Sale (or, at LCC’s option, any earlier date), the aggregate amount of Excess Proceeds under the indenture exceeds $75 million, LCC will be required to make an offer to all holders of Notes issued under the indenture (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and (1) if LCC is required to do so under the terms of any other Indebtedness ranking pari passu with such Notes, such other Indebtedness and (2) if LCC elects to do so, any Existing ARCO Chemical Debt, on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of Notes (and any other pari passu Indebtedness subject to such Asset Sale Offer) tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, LCC may, subject to the other terms of the indenture, use any remaining Excess Proceeds for any purpose not prohibited by the indenture. If the aggregate principal amount of Notes surrendered by holders thereof in connection with any Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds under the indenture shall be reset at zero.

Selected Covenants

Restricted payments

The indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on account of LCC’s or any of its Restricted Subsidiaries’ Equity Interests (other than (x) dividends or distributions payable in Qualified Equity Interests of LCC and (y) dividends or distributions payable to LCC or any Restricted Subsidiary of LCC);

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of LCC, any of its Restricted Subsidiaries or any Affiliate of LCC (other than any such Equity Interests owned by LCC or any of its Restricted Subsidiaries), excluding any such purchase, redemption or other acquisition that constitutes a Permitted Investment;

(3)	make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Indebtedness (“Subordinated Debt”) of LCC or any Restricted Subsidiary that is subordinated by its terms to the Notes or the Subsidiary Guarantees, as applicable (other than Indebtedness owed to LCC or any Restricted Subsidiary), excluding the purchase, redemption, defeasance or other acquisition or retirement of Subordinated Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance or other acquisition or retirement; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors) of the asset(s) proposed to be transferred by LCC or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

(A)	no Default or Event of Default shall have occurred and be continuing after giving effect thereto;

(B)	LCC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which earnings have been publicly disclosed immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the indenture described below under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock;” and

(C)	such Restricted Payment, together with the aggregate of all other Restricted Payments made by LCC and its Restricted Subsidiaries on or after September 20, 2006 (excluding Restricted Payments permitted by clauses (b) (to the extent paid to LCC or any of its Restricted Subsidiaries or to the extent such distributions are deducted as a minority interest in calculating Consolidated Net Income), (c), (d), (e), (i), (m), (n), (o) and (p) and 50% of any Restricted Payments permitted by clause (g) of the next succeeding paragraph), is less than or equal to the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of LCC for the period (taken as one accounting period) beginning on July 1, 2006 to the end of LCC’s most recently ended fiscal quarter for which earnings have been publicly disclosed at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(2)	100% of the aggregate net cash proceeds, or the fair market value of property other than cash (including Capital Stock of persons engaged in a Permitted Business or property used or useful in a Permitted Business), received by LCC or any of its Restricted Subsidiaries from the issue or sale (other than to a Subsidiary or Joint Venture of LCC) after September 20, 2006 of Qualified Equity Interests of LCC or of debt securities or Disqualified Stock of LCC or any of its Restricted Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of LCC, plus

(3)	the amount (to the extent not included in calculating Consolidated Net Income) equal to (A) the net reduction in Restricted Investments (other than a Restricted Investment permitted to be made pursuant to clauses (g) or (j) below) that was made after September 20, 2006 resulting from repurchases, repayments, liquidations, redemptions or reductions of such Restricted Investments by such person, (B) proceeds realized on the sale of such Restricted Investments (to the extent not included in item (j) of the definition of “Permitted Investments”), dividends, distributions, and proceeds representing the return of capital with respect to such Restricted Investments, less the cost of disposition, if any, and (C) the release of any Guarantee that had been a Restricted Payment made under this first paragraph (except to the extent any amounts are paid under such Guarantee), plus

(4)	the amount by which Indebtedness of LCC or its Restricted Subsidiaries is reduced on LCC’s balance sheet upon the conversion or exchange (other than by a Subsidiary of LCC) subsequent to September 20, 2006 of any Indebtedness of LCC or its Restricted Subsidiaries convertible into or exchangeable for Qualified Equity Interests of LCC (less the amount of cash, or the fair market value of any other property, distributed by LCC upon such conversion or exchange), plus

(5)	in the event LCC or any Restricted Subsidiary makes any Investment in a person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged or consolidated with LCC or a Restricted Subsidiary, an amount equal to LCC’s or any Restricted Subsidiary’s Investment in such person prior to the time it became a Restricted Subsidiary or the time of such merger or consolidation, up to the amount of such Investment previously made before such time and after September 20, 2006 by LCC or any Restricted Subsidiary in such person as a Restricted Investment pursuant to this first paragraph; plus

(6)	an amount equal to the sum of :

(A)	(x) the net reduction in Investments in Unrestricted Subsidiaries resulting from repurchases, repayments, liquidations, redemptions or reductions of such Restricted Investments by such person and (y) proceeds realized on the sale of such Restricted Investments, dividends, distributions, and proceeds with respect to such Restricted Investments (to the extent not included in calculating Consolidated Net Income), in each case to LCC or any Restricted Subsidiary from Unrestricted Subsidiaries, and

(B)	the portion (proportionate to LCC’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that such amounts shall not be included to the extent that any such net reduction, proceeds or portion of fair market value has been applied to increase the amounts available for Restricted Investments pursuant to clauses (g) or (j) below or Permitted Investments pursuant to clause (j) of the definition of “Permitted Investments”.

If, other than with respect to payments made under clauses (a) and (m) below, no Default or Event of Default shall have occurred and be continuing after giving effect to such Restricted Payment, the foregoing provisions will not prohibit the following Restricted Payments:

(a)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at said date of declaration or notice such payment would have complied with the provisions of the indenture;

(b)	dividends or distributions by any Restricted Subsidiary of LCC payable

(x)	to all holders of a class of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that is more favorable to LCC, or

(y)	to all holders of a class of Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor issued after the Issue Date in compliance with the covenant described below under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock;”

(c)	the payment of cash dividends on any series of Disqualified Stock issued after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock;”

(d)	Restricted Payments in exchange for, or out of the net cash proceeds from the sale (other than to a Subsidiary or Joint Venture of LCC) of, Qualified Equity Interests of LCC (so long as such Restricted Payments occur within 90 days after such sale); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (C)(2) of the preceding paragraph;

(e)	the defeasance, redemption or repurchase of Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing or in exchange for Qualified Equity Interests of LCC, or out of the net cash proceeds from the sale (other than to a Subsidiary or Joint Venture of LCC) of Qualified Equity Interests of LCC (so long as such redemption, repurchase, retirement or other acquisition occurs within 90 days after such sale); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph;

(f)	the repurchase, redemption or other acquisition or retirement for value of (1) any Equity Interests of LCC or any Subsidiary of LCC held by any member of LCC’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement or (2) any Equity Interests of LCC that are or are intended to be used to satisfy issuances of Equity Interests upon exercise of employee or director stock options or upon exercise or satisfaction of other similar instruments outstanding under employee or director benefit plans of LCC or any Subsidiary of LCC; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $25 million in any fiscal year of LCC;

(g)	Restricted Investments in any Joint Venture made during any fiscal year of LCC or within 45 days after the end of such fiscal year in amounts that, together with all other Restricted Investments made in such Joint Venture in respect of such fiscal year in reliance on this clause (g) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to LCC or any Restricted Subsidiary by such Joint Venture;

(h)	the payment of dividends on LCC’s common stock at a rate not to exceed $0.90 per share per annum (such $0.90 amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transactions made after September 20, 2006 so that the aggregate amount of dividends payable after such transaction is the same as the amount payable immediately before such transaction);

(i)	distributions or payments of Receivables Fees;

(j)	Investments in any Joint Venture or Unrestricted Subsidiary organized to construct, own and/or operate one or more plants engaged in a Permitted Business in an aggregate amount that, together with all other Investments made pursuant to this clause (j), does not exceed $100.0 million at any time outstanding (after giving effect to any net reduction or proceeds realized on any Investments made pursuant to this clause (j) as set forth in clause (C)(3) of the preceding paragraph above, in an amount not to exceed the amount of such Investments previously made pursuant to this clause (j) (except to the extent any such amount has been applied to increase the amount available for Restricted Payments pursuant to clause (C)(3) of the preceding paragraph above);

(k)	(x) the transfer of the TDI Assets to a newly formed Joint Venture or Unrestricted Subsidiary or (y) the designation of any Restricted Subsidiary that has no assets or liabilities other than all or a portion of the TDI Assets as an Unrestricted Subsidiary, in each case, in connection with the incurrence of Indebtedness by such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly owned subsidiary of Rhodia to improve the Rhodia TDI Plant;

(l)

the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a Change of Control pursuant to a provision no more favorable to the holders thereof than the provision of the indenture described under “—Repurchase at the Option of Holders—Change of control” or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provision of the indenture described under “—Repurchase at the Option of Holders—Asset sales;” provided that, in each case, before such repurchase, LCC has made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all Notes issued under the indenture that were validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(m)	distributions by any Restricted Subsidiary or Joint Venture of chemicals to a holder of Capital Stock of such Restricted Subsidiary or Joint Venture if such distributions are made pursuant to a provision in a joint venture agreement or other arrangement entered into in connection with the establishment of such Joint Venture or Restricted Subsidiary that requires such holder to pay a price for such chemicals equal to that which would be paid in a comparable transaction negotiated on an arm’s-length basis (or pursuant to a provision that imposes a substantially equivalent requirement);

(n)	any other Restricted Payment that, together with all other Restricted Payments made pursuant to this clause (n) on or after the Issue Date, does not exceed $200 million at any time outstanding (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (n) as a result of the repayment or other disposition thereof, as set forth in clause (C)(3) of the preceding paragraph above, in an amount not to exceed the amount of such Investments previously made pursuant to this clause (n));

(o)	dividends or distributions by any Joint Venture (other than Equistar) to all holders of a class of Capital Stock of such Joint Venture permitted by clause (b)(x) above; provided that after giving effect to such dividends or distributions and any related transactions, the Joint Venture making such dividends or distributions to such holders is contractually entitled to receive, and receives within 180 days before or after the date of such dividends or distributions, directly or indirectly, an equivalent or larger cash payment from each such holder (other than from a holder that is LCC or any Restricted Subsidiary) or from an Affiliate of such holder, which cash payment has not been previously applied pursuant to this clause (o) to offset any other dividend or distribution by such Joint Venture to such holder and (y) such dividends or distributions do not exceed such holders’ pro rata share of the Joint Venture’s cash flows from operating activities, minus any noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense in any future period; and

(p)	Restricted Payments of the type described in clauses (2) and (3) of the first paragraph above in an aggregate amount not to exceed $500 million; provided that after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-full-fiscal-quarter period for which earnings have been publicly disclosed immediately preceding the date of such Restricted Payment, LCC’s Consolidated Leverage Ratio would have been less than 2.5 to 1.0.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by LCC and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Investments made at the time of such designation (except in the case of a Joint Venture (and any Subsidiary of a Joint Venture) designated as an Unrestricted Subsidiary on the first day that it is a Subsidiary of LCC, to the extent that such Investments were made after the Issue Date). All such outstanding Investments (except as provided in the parenthetical included in the preceding sentence) will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as conclusively determined by the Board of Directors). Such designation will only be permitted if any such Investment would be permitted at such time and if such designation otherwise meets the definition of an Unrestricted Subsidiary. In the case of any designation by LCC of a person as an Unrestricted Subsidiary on the first day that such person is a Subsidiary of LCC in accordance with the provisions of the indenture, such designation shall be deemed to have occurred for all purposes of the indenture simultaneously with, and automatically upon, such person becoming a Subsidiary.

For purposes of this covenant, any Restricted Payment made on or after September 20, 2006, but prior to the Issue Date shall be deemed to be a Restricted Payment to the extent such payment would have been and would continued to have been a Restricted Payment on the Issue Date had the indenture been in effect at the time of such Restricted Payment (and, to the extent that any such Restricted Payment was permitted by clauses (a) through (p) above, such Restricted Payment may be deemed by LCC to have been made pursuant to such clause).

Incurrence of indebtedness and issuance of preferred stock

The indenture will provide that, on or after the Issue Date:

•

LCC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt);

•	LCC will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (including Acquired Disqualified Stock); and

•	LCC will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock (including Acquired Preferred Stock);

provided, however, that LCC and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and LCC and the Subsidiary Guarantors may issue shares of Disqualified Stock (including Acquired Disqualified Stock) if the Fixed Charge Coverage Ratio for LCC’s most recently ended four full fiscal quarters for which earnings have been publicly disclosed immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Letters of credit and bankers’ acceptances shall be deemed to have an aggregate principal amount of Indebtedness equal to the maximum amount available thereunder.

The foregoing provisions will not apply to:

(1)	the incurrence by LCC of Indebtedness pursuant to the Existing Credit Facility (and by its Subsidiaries of Guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $3.6 billion and (ii) 38.0% of Consolidated Net Tangible Assets of LCC determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

(2)	the incurrence by LCC and the Subsidiary Guarantors of Indebtedness represented by the Notes (other than additional Notes) and the Subsidiary Guarantees thereof;

(3)	the incurrence by LCC and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness of the type described in clause (1), (2) or (4) through (12) of this covenant);

(4)	the incurrence by LCC or any of its Restricted Subsidiaries of any Permitted Refinancing in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred under the Fixed Charge Coverage Ratio test set forth above or clause (2) or (3) above or (13) below or this clause (4);

(5)

the incurrence by LCC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among LCC and any of its Restricted Subsidiaries; provided, however, that (A) if (i) LCC is the obligor on such Indebtedness or (ii) any Subsidiary Guarantor is the obligor on such Indebtedness and LCC or a Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes or the Subsidiary Guarantee, as the case may be, and (B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a person other than LCC or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a person that is not either LCC or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by LCC or such Restricted Subsidiary, as the case may be;

(6)	the incurrence by LCC or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of (A) fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates or (B) managing fluctuations in the price or cost of raw materials, manufactured products or related commodities; provided that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which LCC or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities (as determined by LCC’s or such Restricted Subsidiary’s principal financial officer in the exercise of his or her good faith business judgment);

(7)	the issuance by any of LCC’s Restricted Subsidiaries of shares of Preferred Stock to LCC or a Wholly Owned Restricted Subsidiary of LCC; provided that (A) any subsequent issuance or transfer of Equity Interests that results in such Preferred Stock being held by a person other than LCC a Wholly Owned Restricted Subsidiary of LCC or (B) the transfer or other disposition by LCC or a Wholly Owned Restricted Subsidiary of LCC of any such shares to a person other than LCC or a Wholly Owned Restricted Subsidiary of LCC shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary on such date that is not permitted by this clause (7);

(8)	the incurrence by LCC or any of its Restricted Subsidiaries of Indebtedness represented by tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of LCC or such Restricted Subsidiary and the incurrence by LCC of Indebtedness represented by letters of credit incurred in connection with the PBGC Settlement;

(9)	the incurrence by LCC or any Restricted Subsidiary of Indebtedness or the issuance by any Restricted Subsidiary of Preferred Stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding and incurred or issued in reliance on this clause (9) not to exceed the greater of (i) $200.0 million and (ii) 2.0% of Consolidated Net Tangible Assets of LCC at the date of such incurrence or issuance, as the case may be;

(10)	the issuance by any Finance Subsidiary of Preferred Stock with an aggregate liquidation preference not exceeding the amount of Indebtedness of LCC held by such Finance Subsidiary; provided that the Fixed Charge Coverage Ratio for LCC’s most recently ended four full fiscal quarters for which earnings have been publicly disclosed immediately preceding the date on which such Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Preferred Stock had been issued at the beginning of such four-quarter period;

(11)	the incurrence of Indebtedness or issuance of Preferred Stock by Foreign Subsidiaries in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding and incurred in reliance upon this clause (11) not to exceed $200.0 million;

(12)	the Guarantee by any Restricted Subsidiary of Indebtedness of LCC or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(13)

the incurrence or issuance, as the case may be, by LCC or any Restricted Subsidiary of Acquired Debt, Acquired Preferred Stock or Acquired Disqualified Stock (including, without limitation, Indebtedness, Disqualified Stock or Preferred Stock of Equistar or Millennium or any Subsidiary thereof existing at the time such person first becomes a Restricted Subsidiary); provided that immediately after giving effect to such incurrence, the Fixed Charge Coverage Ratio for LCC’s most recently ended four full fiscal quarters for which earnings have been publicly disclosed immediately preceding the date of such incurrence, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such

Acquired Debt, Acquired Preferred Stock or Acquired Disqualified Stock had been issued at the beginning of such four-quarter period, would be (x) at least 2.0 to 1 or (y) equal to or greater than it would have been immediately preceding such incurrence;

(14)	with respect to Equistar or Millennium or any Subsidiary thereof (or any Restricted Subsidiary into which any of such persons is merged, consolidated or liquidated), the incurrence by such person of Indebtedness under any revolving credit facility in an aggregate principal amount at any time outstanding not to exceed the aggregate principal amount of committed financing under all revolving credit facilities of such person as in effect on September 20, 2006 (or, in the case of Equistar, an amount equal to the Permitted Equistar Revolving Credit Amount as of such date); provided that the amount that may be incurred under this clause (14) by Equistar and Millennium or any Subsidiary thereof, in the aggregate, may be increased by an amount not to exceed $200.0 million; and

(15)	the incurrence by LCC or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of LCC or any Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancings incurred to refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (15), not to exceed $100.0 million at any time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, LCC shall, in its sole discretion, classify such item of Indebtedness or Preferred Stock in any manner that complies with this covenant, and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to the clauses or the first paragraph hereof, as the case may be, designated by LCC. The amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Stock or Preferred Stock (to the extent not paid), and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar-Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such Indebtedness being refinanced and fees and other transactional expenses incurred in connection therewith) does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that LCC or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

Each indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, securing any Indebtedness, unless all payments due under the indenture and the Notes issued thereunder or the Subsidiary Guarantees related thereto are secured on an equal and ratable basis with the Indebtedness so secured (or, if such Indebtedness is subordinated by their terms to such Notes or such Subsidiary Guarantees, prior to the Indebtedness so secured) until such time as such Indebtedness is no longer so secured.

Dividend and other payment restrictions affecting subsidiaries and joint ventures

The indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any Restricted Subsidiary to:

(1)	(a) pay dividends or make any other distributions to LCC or any of its Restricted Subsidiaries

(i)	on its Capital Stock, or

(ii)	with respect to any other interest or participation in, or measured by, its profits, or

(b)	pay any Indebtedness owed to LCC or any of its Restricted Subsidiaries;

(2)	make loans or advances to LCC or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to LCC or any of its Restricted Subsidiaries;

except for such restrictions existing under or by reason of:

(a)	existing agreements as in effect on the Issue Date and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that any such agreement and related documentation as so amended, modified, extended, renewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enumerated above than such agreement and related documentation as in effect on the Issue Date (as conclusively evidenced by a resolution of the Board of Directors);

(b)	Indebtedness permitted by the indenture to be incurred containing restrictions on the ability of Restricted Subsidiaries to consummate transactions of the types described in clause (1), (2) or (3) above not materially more restrictive, taken as a whole, than those contained in the indenture and the Existing Credit Facility;

(c)	the indenture;

(d)	applicable law;

(e)	restrictions with respect to a person or assets acquired by LCC or any of its Restricted Subsidiaries existing at the time of such acquisition, including through merger, consolidation, amalgamation or liquidation, (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any person, or the properties or assets of any person, other than the person or its subsidiaries, or the property or assets of the person or its subsidiaries, or the assets, so acquired, and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that any such restriction as so amended, modified, extended, renewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enunciated above than such restrictions existing at the time of such acquisition;

(f)	customary, provisions in leases, licenses and other agreements entered into in the ordinary course of business restricting the subletting, assignment or transfer of any property that is subject to such lease, license or agreement or the assignment of any such agreement;

(g)	construction loans and purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so constructed or acquired;

(h)	in the case of clause (3) above, restrictions regarding Liens on property of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Liens;

(i)	a Permitted Refinancing; provided that the restrictions contained in the agreements governing such Permitted Refinancing are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as conclusively evidenced by a resolution of the Board of Directors);

(j)	customary restrictions on a Finance Subsidiary imposed in such Finance Subsidiary’s organizational documents or by the terms of its Preferred Stock;

(k)	any restriction with respect to shares of Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such shares of Capital Stock or any restriction with respect to the assets of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Capital Stock of such Restricted Subsidiary pending the closing of such sale or disposition;

(l)	in the case of any Restricted Subsidiary that is a Joint Venture, customary restrictions on such Restricted Subsidiary contained in its joint venture agreement, which restrictions are consistent with the past practice of LCC and its Restricted Subsidiaries (as conclusively evidenced by a resolution of the Board of Directors);

(m)	restrictions with respect to Equistar or Millennium or the property or assets thereof or a Subsidiary of Equistar or Millennium or the property or assets thereof, in each case, existing at the time Equistar or Millennium or any Subsidiary of Equistar or Millennium first becomes a Restricted Subsidiary or at the time such assets are acquired by LCC or any Restricted Subsidiary (except to the extent such restrictions were put in place in connection with or in contemplation of Equistar’s or Millennium’s or such Subsidiary’s becoming a Restricted Subsidiary or such asset acquisition), which restrictions are not applicable to any person, or the properties or assets of any person, other than Equistar or Millennium or the property or assets thereof or a Subsidiary of Equistar or Millennium or the property or assets thereof together with restrictions with respect to such person or assets not materially more restrictive, taken as a whole, than such existing restrictions existing by reason of any Indebtedness incurred by such persons after the Issue Date in compliance with the indenture, and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that any such restrictions as so amended, modified, extended, renewed, refunded, refinanced, restated or replaced are not materially more restrictive, taken as a whole, as to the matters enunciated above than such existing restrictions;

(n)	the Existing Credit Facility and related documentation as the same is in effect on the Issue Date and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that the Existing Credit Facility and related documentation as so amended, modified, extended, reviewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enumerated above than the Existing Credit Facility and related documentation as in effect on the Issue Date (as conclusively evidenced by a resolution of the Board of Directors); and

(o)	any such restrictions under an agreement governing Indebtedness of a Foreign Subsidiary permitted under the covenant entitled “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock.”

For purposes of determining compliance with this covenant, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (a) through (o) above, LCC shall, in its sole discretion, classify such restriction in any manner that complies with this covenant, and such restriction will be treated as existing pursuant to the clauses designated by LCC. For purposes of this covenant, (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to LCC or any Restricted Subsidiary to other Indebtedness incurred by LCC or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

In addition, the indenture will provide that LCC will use best efforts (consistent with its contractual obligations and fiduciary duties to any Joint Venture, in each case, as in effect on the Issue Date) not to permit any of its Joint Ventures that are not Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of such Joint Venture to:

(1)	(a) pay dividends or make any other distributions to LCC or any of its Restricted Subsidiaries

(i)	on its Capital Stock, or

(ii)	with respect to any other interest or participation in, or measured by, its profits, or

(b)	pay any Indebtedness owed to LCC or any of its Restricted Subsidiaries;

(2)	make loans or advances to LCC or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to LCC or any of its Restricted Subsidiaries;

except for such restrictions existing under or by reason of:

(a)	such Joint Venture’s joint venture agreement or its credit facility (provided that in each case such restrictions are consistent with the past practice of LCC);

(b)	in the case of any Joint Venture existing on the Issue Date, its existing agreements as in effect on the date of the indenture and as amended, modified, extended, restated or replaced from time to time;

provided that no such amendment, modification, extension, restatement or replacement results in agreements that are materially more restrictive, taken as a whole, as to the matters enumerated above than the existing agreements as in effect on the date of the indenture (as conclusively evidenced by a resolution of the Board of Directors); and

(c)	the restrictions described in clauses (d), (e), (f), (g), (h), (j), (k) and (n) of the first sentence of this covenant (assuming that references in clauses (h) and (k) to Restricted Subsidiary were references to a Joint Venture).

Sale and leaseback transactions

The indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that LCC or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a)	LCC or such Restricted Subsidiary, as the case may be, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock” (whether or not such covenant has ceased to be otherwise in effect as described below under “—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade), (in which case it shall be deemed to have been incurred thereunder) and (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption “—Selected Covenants—Liens” without securing the Notes issued under the indenture; and

(b)	the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as conclusively determined by the Board of Directors) of the property that is the subject of such Sale and Leaseback Transaction.

Line of business

The indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to LCC and its Subsidiaries taken as a whole.

Merger, consolidation or sale of assets

The indenture will provide that LCC may not consolidate or merge with or into (whether or not LCC is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all its assets in one or more related transactions, to another corporation, person or entity unless:

(1)	LCC is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than LCC) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)	the corporation formed by or surviving any such consolidation or merger (if other than LCC) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of LCC under the Notes issued under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)	either:

(A)	LCC or the entity or person formed by or surviving any such consolidation or merger (if other than LCC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of LCC immediately preceding the transaction, or

(B)	except with respect to a consolidation or merger of LCC with or into a person that has no outstanding Indebtedness, either (I) at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, LCC or the entity or person formed by or surviving any such consolidation or merger (if other than LCC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the indenture described above under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock” or (II) the Fixed Charge Coverage Ratio at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period will be equal to or greater than it was immediately before such transaction;

provided that this clause (4) will terminate and cease to have any further effect under the indenture from and after the first date when the Notes issued under the indenture are rated Investment Grade.

The foregoing shall not prohibit the merger or consolidation of a Restricted Subsidiary of LCC with LCC; provided that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving person or LCC) shall be issued or distributed to the stockholders of LCC.

The sale, assignment, transfer, lease, conveyance or other disposition by LCC of all or substantially all its property or assets taken as a whole to one or more of LCC’s Subsidiaries shall not relieve LCC from its obligations under the indenture and the Notes. In addition, the indenture will provide that LCC will not lease all or substantially all its assets to another person.

Transactions with affiliates

The indenture will provide that LCC will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of LCC (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on a basis no less favorable to LCC and its Restricted Subsidiaries than could be obtained in a comparable transaction on an arm’s-length basis with a person who is not an Affiliate of LCC, or, if no such comparable transaction with a person who is not an Affiliate of LCC is available, on terms that are fair from a financial point of view to LCC or such Restricted Subsidiary; and

(2)	LCC delivers to the Trustee:

(a)	with respect to any Affiliate Transaction involving aggregate net consideration in excess of $25 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors, and

(b)	with respect to any Affiliate Transaction involving aggregate net consideration in excess of $50 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any, or if there are no such disinterested members, then LCC shall have received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such Affiliate Transaction are not materially less favorable to LCC or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction on an arm’s length basis with a person who is not an Affiliate of LCC or that such terms are fair to LCC or the applicable Restricted Subsidiary from a financial point of view.

The following shall not be deemed to be Affiliate Transactions and therefore not subject to the requirements of clauses (1) and (2) of the preceding paragraph:

(1)	transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by LCC or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	transactions between or among LCC and/or its Restricted Subsidiaries;

(3)	any Restricted Payment permitted by the provisions of the indenture described under the caption “—Selected Covenants—Restricted payments” and any Permitted Investment;

(4)	customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of LCC or any of its Restricted Subsidiaries;

(5)	transactions entered into between or among LCC or any of its Restricted Subsidiaries and any Joint Venture, or other Affiliate that would otherwise be subject to this covenant solely because LCC or a Restricted Subsidiary owns any Capital Stock of or otherwise controls such person, on a basis no less favorable to LCC or such Restricted Subsidiary than could be obtained in a comparable transaction on an arm’s-length basis with a person who is not an Affiliate of LCC, or, if no such comparable transaction with a person who is not an Affiliate of LCC is available, on terms that are fair from a financial point of view to LCC or such Restricted Subsidiary;

(6)	sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable and the provision of billing, collection and other services in connection therewith, in each case, to an Accounts Receivable Subsidiary in connection with any Receivables Facility;

(7)

transactions pursuant to any contract or agreement in effect on the date of the indenture as the same may be amended, modified or replaced from time to time so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to LCC and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the indenture (as conclusively evidenced by a resolution of the Board of Directors);

(8)	transactions effected pursuant to the terms of an agreement that was entered into, alone or as part of a series of agreements, pursuant to or in accordance with this “—Selected Covenants—Transactions with affiliates” covenant;

(9)	transactions entered into by a person prior to the time such person becomes a Subsidiary or is merged or consolidated into LCC or a Subsidiary (provided such transaction is not entered into in contemplation of such event);

(10)	dividends and distributions to LCC and its Restricted Subsidiaries by any Unrestricted Subsidiary or Joint Venture;

(11)	tax, administrative, cost-sharing and similar agreements between LCC or any Restricted Subsidiary and any permitted holding company referenced in the definition of “Change of control” on terms that are fair from a financial point of view to LCC or such Restricted Subsidiary; and

(12)	transactions with any customer, client, supplier, distributor or any other purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which when taken together with other transactions with the same person are, in the reasonable determination of the Board of Directors of LCC or the senior management of LCC, fair to LCC and its Restricted Subsidiaries or on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an Affiliate.

Limitations on issuances of guarantees of indebtedness by subsidiaries

The indenture will provide that LCC will not permit any Restricted Subsidiary (other than a Foreign Subsidiary or a Restricted Subsidiary that is already a Subsidiary Guarantor) to Guarantee the payment of any other Indebtedness of LCC or any other Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount, unless such Restricted Subsidiary, within 10 business days of the date of entering into such Guarantee, executes and delivers a supplemental indenture to the indenture providing for the Guarantee of the payment of the Notes issued thereunder by such Restricted Subsidiary. If the Notes are (A) pari passu with the Guaranteed Indebtedness, then the Subsidiary Guarantee shall be pari passu with, or senior to, the guarantee of such Guaranteed Indebtedness or (B) senior to the Guaranteed Indebtedness, then the Subsidiary Guarantee shall be senior to the guarantee of such Guaranteed Indebtedness at least to the extent that the Notes are senior to such Guaranteed Indebtedness.

Notwithstanding the foregoing, the indenture will provide that the Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) LCC or a Restricted Subsidiary, if the sale or other disposition complies with the applicable provisions of the indenture;

(2)	in connection with any sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor to a person that is not (either before or after giving effect to such transaction) LCC or a Restricted Subsidiary, if the sale or other disposition complies with the applicable provisions of the indenture;

(3)	if such Subsidiary Guarantor is a Restricted Subsidiary and LCC designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon satisfaction of the conditions described under the caption “—Defeasance—Defeasance and discharge;”

(5)	upon the liquidation or dissolution of such Subsidiary Guarantor provided no Default or Event of Default has occurred or is continuing under the indenture; or

(6)	at such time as such Subsidiary Guarantor ceases to guarantee Indebtedness of LCC or any other Subsidiary Guarantor (other than guarantees under the Notes) in excess of the De Minimis Guaranteed Amount, except to the extent all such other guarantees were discharged or released by or as a result of payment under such guarantees.

Accounts receivable facilities

The indenture will provide that LCC may, and any of its Restricted Subsidiaries may, sell (including a sale in exchange for a promissory note of or an Equity Interest in such Accounts Receivable Subsidiary) at any time and from time to time, accounts receivable to any Accounts Receivable Subsidiary; provided that the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold.

Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade

Notwithstanding the foregoing, LCC’s and its Restricted Subsidiaries’ obligations to comply with the provisions of the indenture described above under the captions “—Selected Covenants—Restricted payments,” “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock,” “—Selected Covenants—Dividend and other payment restrictions affecting subsidiaries and joint ventures,” “—Selected Covenants—Line of business,” “—Selected Covenants—Limitations on issuances of guarantees of indebtedness by subsidiaries,” “—Selected Covenants—Transactions with affiliates,” “—Selected Covenants—Accounts receivable facilities” and “—Repurchase at the Option of Holders—Asset sales” will terminate and cease to have any further effect from and after the first date when the Notes are rated Investment Grade.

Reports

The indenture will provide that, whether or not required by the rules and regulations of the SEC, so long as any Notes issued thereunder are outstanding, LCC will furnish to the Trustee, promptly after filing with the SEC, (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if LCC were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by LCC’s certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if LCC were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, LCC will file a copy of all such information and reports with the SEC for public availability and make such information available to securities analysts and prospective investors upon request.

Events of default and remedies

The indenture will provide that each of the following constitutes an “Event of Default” with respect to the Notes issued thereunder:

(1)	default for 30 days in the payment when due of interest on the Notes issued thereunder;

(2)	default in payment when due of the principal of or premium, if any, on the Notes issued thereunder at maturity or otherwise;

(3)	failure by LCC to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of control,” “—Repurchase at the Option of Holders—Asset sales” or “—Selected Covenants—Merger, consolidation or sale of assets;”

(4)	failure by LCC for 60 days after notice by the Trustee or holders of at least 25% in principal amount of the then outstanding Notes issued thereunder to comply with any of its other agreements in the indenture or the Notes;

(5)	any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by LCC or any of its Significant Subsidiaries (or any Indebtedness for money borrowed Guaranteed by LCC or any of its Significant Subsidiaries if LCC or a Significant Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee) and, whether such Indebtedness or Guarantee exists on the date of the indenture or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness before its Stated Maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $100 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the indenture shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree and the Notes have not been accelerated;

(6)	failure by LCC or any of its Significant Subsidiaries to pay a final judgment or final judgments for the payment of money aggregating in excess of $100 million (net of any amounts covered by insurance as to which the carrier has not contested coverage), which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

(7)	certain events of bankruptcy or insolvency with respect to LCC or any of its Significant Subsidiaries; and

(8)	except as permitted by the indenture, any Subsidiary Guarantee of any Significant Subsidiary or any group of Subsidiary Guarantors that together would be a Significant Subsidiary (after elimination of intercompany transactions and balances) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm its obligations under the Subsidiary Guarantees.

If an Event of Default (other than an Event of Default specified in clause (7) above that occurs with respect to LCC or any Subsidiary Guarantor) occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes issued thereunder then outstanding, by written notice to LCC (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the principal of and premium, if any, and accrued interest on such Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (7) above occurs with respect to LCC or any Subsidiary Guarantor, the principal of and premium, if any, and accrued interest on the Notes then outstanding under the indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes under the indenture, by written notice to LCC and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences under such Notes if (1) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding Notes under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the applicable indenture, that may involve such Trustee in personal liability, or that such Trustee determines in good faith may be unduly prejudicial to the rights of holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the Notes. A holder may not pursue any remedy with respect to the indenture or the Notes unless: (1) the holder gives the Trustee written notice of a continuing Event of Default; (2) the holders of at least 25% in aggregate principal amount of outstanding Notes under the indenture make a written request to the Trustee to pursue the remedy; (3) such holder or holders offer the Trustee indemnity satisfactory to such Trustee against any costs, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period, the holders of at least a majority in aggregate principal amount of the outstanding Notes under the indenture do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of or premium, if any, or interest on such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Notes, which right shall not be impaired or affected without the consent of the holder.

The indenture will require a certain officer of LCC to certify, on or before a date not more than 120 days after the end of each fiscal year, that such officer has conducted or supervised a review of the activities of LCC and its Restricted Subsidiaries and LCC’s and its Restricted Subsidiaries’ performance under the indenture and that, to the best of such officer’s knowledge, based upon such review, LCC has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. LCC will also be obligated to notify the Trustee promptly of any default or defaults in the performance of any covenants or agreements under the indenture.

Modification and Waiver

Modifications and amendments of the indenture may be made by LCC, the Subsidiary Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes issued thereunder; provided that no such modification or amendment may, without the consent of each holder affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or premium, if any, or interest on any note, (3) reduce any amount payable on redemption of the Notes or upon the occurrence of an Event of Default or reduce the Change of Control Payment or the amount to be paid in connection with an Asset Sale Offer, (4) change the place or currency of payment of principal of or premium, if any, or interest on any note, (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any note, (6) reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture, (7) waive a default in the payment of principal of or premium, if any, or interest on the Notes (except as set forth in the penultimate sentence of the second paragraph under the caption “—Events of Default and Remedies”), (8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, (9) modify or change any provision of the indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the holders of the Notes or (10) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture other than in accordance with the provisions of the indenture, or amend or modify any provision relating to such release. In addition, certain modifications may be made by LCC and the Trustee without the consent of the holders, including to correct mistakes and ambiguities and to conform the indenture to this “Description of Notes.”

Neither LCC nor any of its Subsidiaries or Affiliates will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes issued thereunder unless such consideration is offered to be paid or agreed to be paid to all holders of such Notes that consent, waive or agree to amend such term or provision in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Defeasance

Defeasance and discharge

The indenture will provide that LCC will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes issued thereunder (and any Subsidiary Guarantor will be discharged from any and all obligations in respect of its Subsidiary Guarantee related thereto) on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to such Notes and such Subsidiary Guarantees (except for, among other matters, certain obligations to register the transfer or exchange of such Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) LCC has deposited with the Trustee, in trust, money and/or U.S. Government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and accrued interest on such Notes on the Stated Maturity of such payments in accordance with the terms of the indenture and such Notes to redemption or maturity, as the case may be, (B) LCC has delivered to the Trustee (1) either (x) an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of LCC’s exercise of its option under this “—Defeasance and discharge” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee or LCC received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (2) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, or any comparable provision or applicable law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which LCC is a party or by which LCC is bound and (D) if at such time such Notes are listed on a national securities exchange, LCC has delivered to the Trustee an opinion of counsel to the effect that such Notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of certain covenants and certain events of default

The indenture further will provide that the provisions of the indenture will no longer be in effect with respect to the covenants described under “—Repurchase at the Option of Holders—Asset sales” and “—Repurchase at the Option of Holders—Change of control”, the provision described under clause (4) under “—Selected Covenants—Merger, consolidation or sale of assets” and all the covenants described under “—Selected Covenants,” and clauses (3) and (4) under “—Events of Default and Remedies” with respect to such covenants and clause (4) under “—Selected Covenants—Merger, consolidation or sale of assets,” and clauses (5) and (6) under “—Events of Default and Remedies” shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and accrued interest on such Notes on the Stated Maturity of such payments in accordance with the terms of the indenture and such Notes, the satisfaction of the provisions described in clauses (B)(2), (C) and (D) of the preceding paragraph and the delivery by LCC to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and certain other events of default

In the event LCC exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the Notes issued thereunder as described in the immediately preceding paragraph and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government obligations on deposit with the Trustee will be sufficient to pay amounts due on such Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, LCC will remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or other holder of Equity Interests of LCC or the Subsidiary Guarantors, as such, shall have any liability for any obligations of LCC or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and LCC may require a holder to pay any taxes and fees required by law or permitted by the indenture.

The registered holder of a note will be treated as the owner of it for all purposes.

Concerning the Trustee

The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of LCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default thereunder shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the such Trustee will not be under any obligation to exercise any rights or powers under the indenture at the request of any holder of Notes issued thereunder, unless such holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Bank of New York will act as Trustee for the Notes and is also the trustee for the Existing Senior Secured Notes and the Existing Senior Unsecured Notes.

Book-Entry, Delivery and Form

The certificates representing the Notes will be issued in fully registered form without interest coupons. Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with the Depository Trust Company (“DTC”) (participants) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of LCC, the Subsidiary Guarantors, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

LCC expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. LCC also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

LCC expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interest in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the Global Note for certificated Notes, which it will distribute to its participants.

LCC understands that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks, trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of LCC, the Subsidiary Guarantors or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depository for the Global Notes and a successor depositary is not appointed by LCC within 90 days, LCC will issue certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive certificated Notes, at the option of LCC, in accordance with DTC’s rules and procedures in addition to those provided for under the indenture. Beneficial interests in Global Notes held by any direct or indirect participant may also be exchanged for certificated Notes upon request to DTC, by such direct participant (for itself or on behalf of an indirect participant), to the Trustee in accordance with customary DTC procedures.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that LCC believes to be reliable, but LCC takes no responsibility for the accuracy thereof.

Same Day Settlement and Payment

The indenture will require that payments in respect of the Notes issued thereunder represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Notes. With respect to certificated Notes, LCC will make all payments of principal, premium, if any, and interest at the agency or office of LCC maintained for such purpose in the City and the State of New York or, at LCC’s option, by mailing a check to each such holder’s registered address.

The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. LCC expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

Selected Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Accounts Receivable Subsidiary” means any Wholly Owned Subsidiary of LCC (1) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of LCC and/or its Restricted Subsidiaries, (2) which is designated by LCC as an Accounts Receivables Subsidiary pursuant to an officer’s certificate delivered to the Trustee, (3) no portion of Indebtedness or any other obligation (contingent or otherwise) of which is at any time recourse to or obligates LCC or any Restricted Subsidiary in any way, or subjects any property or asset of LCC or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (a) representations, warranties and covenants (or any indemnity with respect to such representations, warranties and covenants) entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary or (b) any guarantee of any such accounts receivable financing by LCC or any Restricted Subsidiary that is permitted to be incurred pursuant to the covenant described under the caption entitled “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock,” (4) with which neither LCC nor any Restricted Subsidiary of LCC has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable in accordance with the covenant described under the caption “—Selected Covenants—Accounts receivable facilities” and fees payable in the ordinary course of business in connection with servicing accounts receivable and (5) with respect to which neither LCC nor any Restricted Subsidiary of LCC has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary in accordance with the covenant described under “—Selected Covenants—Accounts receivable facilities” or (b) to maintain or preserve the solvency, any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Debt” means (1) with respect to any person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such person existing at the time such person becomes a Restricted Subsidiary and (2) with respect to LCC or any Restricted Subsidiary, any Indebtedness of a person, other than LCC or a Restricted Subsidiary, existing at the time such person is merged with or into LCC or a Restricted Subsidiary, or Indebtedness expressly assumed by LCC or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another person, but excluding in each case Indebtedness which is extinguished, retired or repaid substantially simultaneously in connection with such person becoming a Restricted Subsidiary or such merger or acquisition, as the case may be.

“Acquired Disqualified Stock” means (1) with respect to any person that becomes a Restricted Subsidiary after the Issue Date, Disqualified Stock of such person existing at the time such person becomes a Restricted Subsidiary and (2) with respect to LCC or any Restricted Subsidiary, any Disqualified Stock of a person, other than LCC or a Restricted Subsidiary, existing at the time such person is merged with or into LCC or a Restricted Subsidiary, but excluding in each case Disqualified Stock which is extinguished, retired or repaid substantially simultaneously in connection with such person becoming a Restricted Subsidiary or such merger, as the case may be.

“Acquired Preferred Stock” means (1) with respect to any person that becomes a Restricted Subsidiary after the Issue Date, Preferred Stock of such person existing at the time such person becomes a Restricted Subsidiary and (2) with respect to LCC or any Restricted Subsidiary, any Preferred Stock of a person, other than LCC or a Restricted Subsidiary, existing at the time such person is merged with or into LCC or a Restricted Subsidiary, but excluding in each case Preferred Stock which is extinguished, retired or repaid substantially simultaneously in connection with such person becoming a Restricted Subsidiary or such merger, as the case may be.

“Acquiring Person” means a person other than a Subject Assets Transferee which acquires (1) all or a portion of the Subject Assets or (2) an interest in a Subject Assets Transferee in connection with a Major Asset Sale.

“Additional Assets” means (1) Capital Stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by LCC or another Restricted Subsidiary from any person other than LCC or an Affiliate of LCC, (2) Capital Stock constituting a minority interest in any person that at such time is a Restricted Subsidiary, (3) any controlling interest or joint venture interest in another business, to the extent otherwise permitted by the indenture (other than otherwise permitted by item (d)(2) of the definition of “Permitted Investments”) or (4) any other asset (other than current assets) to be owned by LCC or any Restricted Subsidiary used or useful in a Permitted Business.

“Adjusted Consolidated Cash Flow” means, for any period, the sum of Consolidated Cash Flow of LCC for such period plus the aggregate Distributable Joint Venture Cash Flow of LCC and its Restricted Subsidiaries, determined on a consolidated basis, for such period.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control”

(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Sale” means (1) the sale, lease, conveyance or other disposition (other than (i) the creation of a Lien and the exercise by any person in whose favor a Lien is granted of any rights in respect thereof or (ii) the disposition pursuant to a condemnation, appropriation or similar taking) of any assets other than the disposition or lease of inventory, equipment, cash, Cash Equivalents or other assets in the ordinary course of business consistent with past practices (provided that the sale, conveyance or other disposition of all or substantially all the assets of LCC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of control” and/or the provisions described above under the caption “—Selected Covenants—Merger, consolidation or sale of assets” and not by the provisions of the Asset Sale covenant), (2) the sale by LCC or any of its Restricted Subsidiaries of Equity Interests of any of LCC’s Restricted Subsidiaries, Unrestricted Subsidiaries or Joint Ventures (other than directors’ qualifying shares) and (3) the issuance by any of LCC’s Restricted Subsidiaries of Equity Interests of such Restricted Subsidiary (other than directors’ qualifying shares), in the case of clause (1), (2) or (3), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $50 million or (b) for Net Proceeds in excess of $50 million. Notwithstanding the foregoing, the following will not be deemed to be an Asset Sale: (a) a transfer of assets by LCC to a Restricted Subsidiary or by a Restricted Subsidiary to LCC or to another Restricted Subsidiary; (b) an issuance of Equity Interests by a Restricted Subsidiary to LCC or to another Restricted Subsidiary; (c) the making of a Permitted Investment and/or a Restricted Payment that is permitted by the covenant described under the caption “—Selected Covenants—Restricted payments;” (d) an issuance of Preferred Stock by a Finance Subsidiary that is permitted by the covenant described under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock;” (e) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to an Accounts Receivable Subsidiary, in connection with any Receivables Facility; (f) Sale and Leaseback Transactions; (g) an Asset Swap effected in compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset sales,” other than clause (2) of the first paragraph thereof and (h) the sale, lease, conveyance of other disposition of any asset that is a Restricted Investment or described in item (g) of the definition of “Permitted Investments.”

“Asset Sale Lien” means a Lien on the Subject Assets (including as a Lien for this purpose contractual rights with respect to the operation of the Subject Assets) arising in connection with a Major Asset Sale in favor of the Acquiring Person (or an Affiliate thereof) which Lien does not secure any Indebtedness.

“Asset Swap” means the substantially concurrent trade or exchange by LCC or any Restricted Subsidiary of property for Additional Assets owned or held by another person.

“Attributable Debt” in respect of a Sale and Leaseback Transaction that is treated as a capital lease in accordance with GAAP means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means, as to any person, the board of directors of such person or any committee thereof duly authorized to act on behalf of such board of directors. Unless stated otherwise, as used in the indenture, “Board of Directors” means the Board of Directors of LCC.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (1) in the case of a corporation, corporate stock, (2) in the case of an association or a business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership, partnership interests (whether general or limited) and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Cash Equivalents” means (1) United States dollars, (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (3) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million, (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above, (5) commercial paper rated at least P-1 or A-1 by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition, (6) any fund investing exclusively in investments of the type described in clauses (1) through (5) above and (7) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

“Change of Control” means the occurrence of any of the following: (1) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of LCC and its Subsidiaries taken as a whole, or of any permitted holding company and its Subsidiaries taken as a whole, to any person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a person or group who, before such transaction, held a majority of the voting power of the voting stock of LCC or such holding company, as the case may be; (2) the acquisition by any person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of LCC or of any permitted holding company, by way of merger or consolidation or otherwise, other than the acquisition of all outstanding shares of common stock of LCC by a permitted holding company; (3) the first day on which at least half of the members of the board of directors of LCC or of any permitted holding company are not Continuing Directors; or (4) a “change of control” under any of LCC’s Existing Senior Secured Notes or Existing Senior Unsecured Notes outstanding at such time. For purposes of this definition, the term “permitted holding company” shall mean an entity formed by LCC or another permitted holding company that owns all of the Capital Stock of LCC or of such other permitted holding company, provided that the persons who own, immediately before the formation of the holding company so formed, all of the common stock of LCC or such other holding company shall beneficially own, immediately after such formation, all the common stock of the holding company so formed.

“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period (less the Net Income of any Joint Venture to the extent included therein pursuant to clause (1) of the definition of “Consolidated Net Income”), plus, in each case, without duplication:

(1)	provision for taxes based on income or profits of such person and its Restricted Subsidiaries for such period (including any provision for taxes on the Net Income of any Joint Venture that is a pass-through entity for federal income tax purposes, to the extent such taxes are paid or payable by such person or any of its Restricted Subsidiaries), to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

(2)	the Fixed Charges of such person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus

(3)	depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus

(4)	any non-cash charges reducing Consolidated Net Income for such period (other than accounting accruals in the ordinary course of business), including asset write downs (other than write downs of current assets) and other charges which are not cash costs, minus

(5)	any non-cash items increasing Consolidated Net Income for such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such person.

“Consolidated Leverage Ratio” means, with respect to any person for any period, the ratio of (i) the aggregate principal amount of Indebtedness and Disqualified Stock of such Person and its Restricted Subsidiaries, together with the liquidation value of the Preferred Stock of any Restricted Subsidiary of such person (except to the extent held by such person or any of its Restricted Subsidiaries) as of the date of determination (the “Calculation Date”) to (ii) Adjusted Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which earnings have been publicly disclosed, calculated on a pro forma basis giving effect to the transaction requiring such calculation and any incurrence of Indebtedness, Disqualified Stock or Preferred Stock in connection therewith.

In addition, for purposes of making the computation referred to above,

(1)	acquisitions that have been made by LCC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or before the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and the Adjusted Consolidated Cash Flow for such reference period will be calculated giving pro forma effect to any expense and cost reductions that have occurred or, in the reasonable judgment of the chief financial officer of LCC, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)	the Adjusted Consolidated Cash Flow attributable to operations or businesses disposed of before the Calculation Date shall be excluded; and

(3)	if since the beginning of the four-quarter reference period any person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the four-quarter reference period.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

(1)	the Net Income of any person that is not a Restricted Subsidiary will not be included, except that:

(a)	Net Income (but not loss) of such person shall be included only to the extent of the amount of dividends or distributions paid in cash (but not by means of a loan) to the referent person or a Restricted Subsidiary thereof; and

(b)	Net loss (but not gain) of such person shall be included to the extent such loss has been funded with cash from LCC or a Restricted Subsidiary;

(2)

the Net Income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

(3)	the Net Income of any person acquired in a pooling of interests transaction for any period before the date of such acquisition shall be excluded,

(4)	the cumulative effect of a change in accounting principles shall be excluded, and

(5)	the aggregate amount of premiums and other costs charged in connection with any refinancing or prepayment of Indebtedness of such person and its Restricted Subsidiaries shall be excluded.

“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets (less applicable reserves and other properly deductible items) of LCC and its Restricted Subsidiaries, on a consolidated basis, as of such date, determined in accordance with GAAP, after deducting therefrom (1) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (2) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets.

“Consolidated Net Worth” means, with respect to any person as of any date, the sum of (1) the consolidated equity of the common stockholders of such person and its Restricted Subsidiaries as of such date plus (2) the respective amounts reported on such person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the indenture in the book value of any asset owned by such person or a Restricted Subsidiary of such person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

“Continuing Directors” means, with respect to a specified entity as of any date of determination, any member of the board of directors of such specified entity who (1) was a member of the board of directors of LCC on the date of the indenture or (2) was nominated for election or elected to the board of directors of such specified entity with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or any successor Continuing Directors appointed by such Continuing Directors (or their successors).

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $30 million.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or before the date on which the Notes mature; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or a “change of control” occurring before the date on which the Notes mature shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the “asset sale” or “change of control” provisions contained in the “—Repurchase at the Option of Holders” covenant described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision before LCC’s repurchase of the Notes as are required pursuant to such covenants.

“Distributable Joint Venture Cash Flow” means, with respect to any person for any period, in the case of each Joint Venture that is not a Restricted Subsidiary of the referent person, an amount equal to:

(1)	the amount of dividends or distributions paid in cash (but not by means of a loan) by such Joint Venture to the referent person or a Restricted Subsidiary thereof, minus

(2)	the aggregate amount of all Investments made by LCC or any of its Restricted Subsidiaries in such Joint Venture during such period pursuant to clause (g) of the covenant described under “—Selected Covenants—Restricted payments,” in each case determined on a consolidated basis and in accordance with GAAP.

“Equistar Assumed Debt” means the 7.55% Notes Due 2026 issued by LCC pursuant to an Indenture dated as of January 29, 1996 between LCC and Texas Commerce Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of February 15, 1996 and the Second Supplemental Indenture dated as of December 1, 1997, outstanding as of the Issue Date and with respect to which LCC is a guarantor, as may be amended from time to time, provided that any such amendment does not increase the principal amount thereof or interest rate applicable thereto or shorten the Weighted Average Life to Maturity or Stated Maturity thereof or add any Restricted Subsidiary as an obligor with respect thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing ARCO Chemical Debt” means the 10.25% Debentures Due 2010 and the 9.8% Debentures Due 2020 issued pursuant to the Indenture dated June 15, 1988 between LCC (as successor to ARCO Chemical Company) and The Bank of New York, as Trustee.

“Existing Credit Facility” means that certain Credit Agreement dated as of August 16, 2006, as heretofore amended, among LCC and JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders that are parties thereto, including any related notes, instruments and agreements executed in connection therewith, as amended, restated, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, after the Issue Date (other than with the proceeds of the notes issued on the Issue Date), whether or not with the same lenders or agents.

“Existing Indebtedness” means Indebtedness of LCC and its Restricted Subsidiaries in existence, and considered Indebtedness of LCC or any of its Restricted Subsidiaries, on the Issue Date, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of the indenture.

“Existing Senior Secured Notes” means LCC’s 11.125% Senior Secured Notes due 2012 and its 10.5% Senior Secured Notes due 2013.

“Existing Senior Subordinated Note Indenture” means the indenture among LCC, the Subsidiary Guarantors party thereto and The Bank of New York, as trustee, pursuant to which LCC issued the Existing Senior Subordinated Notes.

“Existing Senior Subordinated Notes” means the 10.875% Senior Subordinated Notes Due 2009 issued by LCC pursuant to the Existing Senior Subordinated Note Indenture.

“Existing Senior Unsecured Notes” means LCC’s 8% Senior Unsecured Notes Due 2014 and its 8.25% Senior Unsecured Notes Due 2016.

“Finance Subsidiary” means a Restricted Subsidiary of LCC, all the Capital Stock of which (other than Preferred Stock) is owned by LCC that does not engage in any activity other than:

(1)	holding of Indebtedness of LCC;

(2)	the issuance of Capital Stock; and

(3)	any activity necessary, incidental or related to the foregoing.

“Fixed Charge Coverage Ratio” means with respect to any person for any period, the ratio of the Adjusted Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that LCC or any of its Restricted Subsidiaries incurs, assumes, defeases or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, defeasance or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of making the computation referred to above,

(1)	acquisitions that have been made by LCC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or before the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and the Adjusted Consolidated Cash Flow for such reference period will be calculated giving pro forma effect to any expense and cost reductions that have occurred or, in the reasonable judgment of the chief financial officer of LCC, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)	the Adjusted Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of before the Calculation Date shall be excluded, but, in the case of such Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent person or any of its Restricted Subsidiaries following the Calculation Date;

(3)	if since the beginning of the four-quarter reference period any person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the four-quarter reference period; and

(4)	if any Indebtedness to be incurred bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any person for any period, the sum, without duplication, of

(1)	the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings and net payments or receipts (if any) pursuant to Hedging Obligations),

(2)	the consolidated interest expense of such person and its Restricted Subsidiaries that was capitalized during such period,

(3)	any interest expense on Indebtedness of another person (other than Non-Recourse Debt of a Joint Venture or an Unrestricted Subsidiary secured by a Limited Recourse Stock Pledge) that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and

(4)

the product of (a) all dividend payments (other than any payments to the referent person or any of its Restricted Subsidiaries) on any series of Preferred Stock of such person and its Restricted Subsidiaries (other than dividends payable solely in Equity Interests of such person (other than Disqualified Stock of such person)), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided that (i) interest payments by Equistar on the Equistar Assumed Debt and (ii) interest payments on Indebtedness of a Joint Venture shall, in each case, not be deemed Fixed Charges of LCC as of any date of determination when such Indebtedness is not considered Indebtedness of LCC or any Restricted Subsidiary of LCC.

“Foreign Subsidiary” means any Restricted Subsidiary that has 50% or more of its assets located outside the United States or any territory thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on September 20, 2006.

“General Partner” means a Restricted Subsidiary of LCC or any of its Restricted Subsidiaries that has no significant assets and conducts no operations other than its ownership of a general partnership interest in a Joint Venture.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or Disqualified Stock of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Disqualified Stock of such other person (including those arising by virtue of partnership arrangements (other than, in the case of LCC or a Restricted Subsidiary of LCC, with respect to the obligations of a Joint Venture, solely by virtue of a Restricted Subsidiary of LCC being the General Partner of such Joint Venture if, as of the date of determination, no payment on such Indebtedness or obligation has been made by such General Partner of such Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of LCC)) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or Disqualified Stock of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part (including by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) a contractual commitment by one person to make an investment in another person that is reasonably expected to constitute a Permitted Investment or (iii) any Lien. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any person, the obligations of such person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (2) forward foreign exchange contracts or currency swap agreements, (3) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency values and (4) commodity price protection agreements or commodity price hedging agreements designed to manage fluctuations in prices or costs in raw materials, manufactured products or related commodities.

“HRO” means Houston Refining LP, formerly known as LYONDELL-CITGO Refining LP.

“HRO Acquisition” means the acquisition, directly or indirectly, by LCC of the 41.25% equity interest in HRO which, immediately prior to such acquisition, was not owned by it.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property due more than six months after taking delivery of such property or representing net Hedging Obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such person whether or not such indebtedness is assumed by such person (provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such person of any indebtedness of the types described above of any other person; provided that Indebtedness shall not include (i) any Limited Recourse Stock Pledge or any non-recourse guarantee given solely to support such pledge or (ii) any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. government obligations (in an amount sufficient to satisfy all such Indebtedness at the Stated Maturity thereof or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness or (iii) Indebtedness for which irrevocable notice of redemption has been duly given and for which redemption money in the necessary amount has been irrevocably deposited with the Trustee or paying agent in trust for the holders of such Indebtedness.

The Equistar Assumed Debt shall not constitute Indebtedness of LCC as of any date of determination if LCC has not made any principal or interest payments on such Indebtedness after the Issue Date; provided that, the payment by LCC of any principal or interest thereon shall be deemed to be an incurrence of such Indebtedness on the day of such payment.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade” means a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that LCC shall select any other Rating Agency pursuant to the provisions of the definition thereof, the equivalent of such ratings by such Rating Agency shall be used.

“Investments” means, with respect to any person, all investments by such person in another person (including an Affiliate of such person) in the form of direct or indirect loans, advances or extensions of credit to such other person (including any Guarantee by such person of the Indebtedness or Disqualified Stock of such other person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other person, together with all items that are or would be classified as investments of such investing person on a balance sheet prepared in accordance with GAAP; provided that (x) trade credit and accounts receivable in the ordinary course of business, (y) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees and (z) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of LCC or any of its Restricted Subsidiaries shall not be considered Investments. If LCC or any Restricted Subsidiary of LCC sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of LCC such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary of LCC, LCC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the first paragraph of the covenant described above under the caption “—Selected Covenants—Restricted payments.”

“Issue Date” means the date on which the Notes are originally issued.

“Joint Venture” means any joint venture between LCC or any Restricted Subsidiary and any other person (including any Unrestricted Subsidiary), whether or not such joint venture is a Subsidiary of LCC or any Restricted Subsidiary.

“Joint Venture Subsidiary” means a Subsidiary of LCC or any of its Subsidiaries that has no significant assets and conducts no operations other than its ownership of Equity Interests of a Joint Venture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (other than, in the case of Receivables Facilities, security interests under the Uniform Commercial Code arising solely by virtue of the application of Article 9 thereof to sales of accounts) or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof) or the assignment or conveyance of any right to receive income therefrom.

“Limited Recourse Stock Pledge” means the pledge of the Equity Interests in any Joint Venture (that is not a Restricted Subsidiary) or any Unrestricted Subsidiary to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of LCC, the activities of which are limited to making and managing Investments, and owning Equity Interests, in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

“Lyondell TDI” means Lyondell Chimie France TDI, a French limited partnership and a wholly owned subsidiary of LCC.

“Major Asset Sale” means an Asset Sale designated by LCC by prior notice to the Trustee as a Major Asset Sale, so long as in connection therewith (1) LCC receives Net Proceeds in an aggregate amount not less than $1,000,000,000 (which shall be deemed Net Proceeds of such Major Asset Sale for purposes of the covenant described under the caption “—Repurchase at the Option of Holders—Asset sales”), (2) at the time of such Major Asset Sale and after giving effect thereto, no Default shall exist, (3) the sum of the gross cash proceeds received by LCC in respect of such Major Asset Sale plus the value of the interest of LCC in the Subject Assets Transferee (if any) after giving effect to such Major Asset Sale is not less than the value (as conclusively determined by the Board of Directors of LCC) of the portion of the Subject Assets transferred by LCC in connection with such Major Asset Sale, and (4) LCC directly or indirectly is the operator of the Subject Assets in which it or a Subject Assets Transferee retains an interest. For purposes of clause (1) of this definition, (x) a transaction that produces substantially the same economic result as a sale of a partial interest in an asset, as might be achieved, for instance, through contractual arrangements allocating future revenues and costs attributable to the asset, shall be deemed an Asset Sale even though there may be no change in title to the asset or in the ownership of the person that has title to the asset and (y) a subsequent related transaction with the same Acquiring Person (or an Affiliate thereof) contemplated by the terms of the initial Major Asset Sale with such Acquiring Person shall, for purposes of determining the applicability of and compliance with this definition, be deemed a single cumulative transaction.

“Millennium” means Millennium Chemicals, Inc. and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however,

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with

(a)	any asset sale not in the ordinary course of business or any disposition pursuant to a Sale and Leaseback Transaction, or

(b)	the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries, and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss,

(3)	any non-cash restructuring charges or asset impairment charges (other than write-downs of current assets), provided that if any such charge represents a cash payment in any future period, such cash payment shall be included in such period,

(4)	any restructuring charges paid in cash during such period, up to a maximum amount of $50 million for any period of four consecutive fiscal quarters, and

(5)	in the case of LCC, the payment of $176,250,000 to reflect LCC’s share of the payment made by HRO to terminate the prior crude supply agreement in connection with the HRO Acquisition.

“Net Proceeds” means the aggregate cash proceeds (excluding any proceeds deemed to be “cash” pursuant to the covenant described above under “—Repurchase at the Option of Holders—Asset sales”) received by LCC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be paid to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes, Existing Senior Unsecured Notes or the Existing ARCO Chemical Debt) secured by a Lien on any asset sold in such Asset Sale, and (iv) any reserves for adjustment in respect of the sales price of such asset or assets established in accordance with GAAP and any reserve for future liabilities established in accordance with GAAP, provided that the reversal of any such reserve that reduced Net Proceeds when issued shall be deemed a receipt of Net Proceeds in the amount of such proceeds on such day.

“Non-Recourse Debt” means Indebtedness as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets (in each case, other than the stock of a Joint Venture or an Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture pledged by LCC or any of its Restricted Subsidiaries to secure debt of such Joint Venture or Unrestricted Subsidiary) of LCC or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Payment Default” means any failure to pay any scheduled installment of interest or principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

“PBGC Settlement” means the settlement agreement between LCC and the Pension Benefit Guaranty Corporation (or any successor entity) as amended, modified, restated or replaced from time to time.

“Permitted Business” means the petrochemical, chemical and petroleum refining businesses and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Equistar Revolving Credit Amount” means an amount equal to the sum of (i) the aggregate principal amount of committed financings of Equistar under all revolving credit facilities of Equistar plus (ii) the maximum amount that a third party may advance under all Receivables Facilities of any Accounts Receivable Subsidiaries of Equistar.

“Permitted Investments” means:

(a)	any Investment in LCC or in a Restricted Subsidiary of LCC that is engaged in a Permitted Business;

(b)	any Investment in Cash Equivalents;

(c)	any Investment by LCC or any Subsidiary of LCC in a person, if as a result of such Investment:

(1)	such person becomes a Restricted Subsidiary of LCC engaged in a Permitted Business or

(2)	such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, LCC or a Restricted Subsidiary of LCC engaged in a Permitted Business;

(d)	any non-cash consideration and any non-cash consideration deemed cash consideration (other than a joint venture interest received in full or partial satisfaction of the 75% requirement in clause (ii) of the first paragraph of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset sales”) received as consideration in:

(1)	an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset sales;” or

(2)	an Asset Swap deemed not to be an Asset Sale pursuant to clause (g) of the definition of “Asset Sale”);

(e)	Hedging Obligations entered into in the ordinary course of business and otherwise permitted under the indenture;

(f)	Investments in an Accounts Receivable Subsidiary that, as conclusively determined by the Board of Directors, are necessary or advisable to effect a Receivables Facility;

(g)	Investments in Unrestricted Subsidiaries and Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (g), not to exceed at any time outstanding the greater of (x) $300 million and (y) 3% of the Consolidated Net Tangible Assets of LCC at the time of such Investment; plus (except to the extent any such amount has been applied to increase the amount available for Restricted Payments pursuant to clause (3) of paragraph (C) under the caption “—Selected Covenants—Restricted payments”):

(i)	the amount returned in cash on or with respect to any such Investments whether through interest payments, principal payments, dividends or other distributions or payments;

(ii)	the proceeds received by LCC or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of LCC); and

(iii)	upon designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary to the extent the Investment in such Subsidiary was made pursuant to this clause (g);

(h)	any Investment received by LCC or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owned by a financially troubled person to the extent reasonably necessary in order to prevent or limit any loss by LCC or any of its Restricted Subsidiaries in connection with such accounts receivable;

(i)	Limited Recourse Stock Pledges;

(j)

any Investment made in exchange for, or with the net cash proceeds from the sale of, (i) any Restricted Investment outstanding as of the Issue Date (other than Investments in (x) Millennium, (1) up to an amount equal to the aggregate amount of distributions received by Millennium from Equistar from and after the Issue Date and (2) to the extent the proceeds of the disposition pertain to Millennium’s ownership in Equistar, and (y) Equistar), (ii) any Permitted Investment of the type described in clause (g) above or (iii) any Restricted Investment made after the Issue Date that is permitted by the first paragraph of, or clauses (d), (j) or (k) of, the covenant described under the caption “—Selected Covenants—Restricted payments”, provided such Investment occurs within 365 days after such sale. The amount of any Investment outstanding pursuant to this clause (j) made in exchange for, or with the net cash proceeds from the sale of, an Investment outstanding under such clause (g) above or (j) under the caption “—Selected Covenants—Restricted payments”, shall be deducted from the amount otherwise available under such clause (g) or (j), as the case may be; and

(k)	additional Investments in an aggregate amount not exceeding $150 million at any one time outstanding.

“Permitted Liens” means:

(1)	Liens in favor of LCC or any Subsidiary Guarantor;

(2)	Liens securing the Notes and the Subsidiary Guarantees;

(3)	Liens on property of a person existing at the time such person is merged into or consolidated with LCC or any Restricted Subsidiary of LCC or becomes a Subsidiary of LCC; provided that such Liens were in existence before the contemplation of such merger, consolidation or acquisition and do not extend to any assets of LCC or its Restricted Subsidiaries other than those of the person merged into or consolidated with LCC or that becomes a Restricted Subsidiary of LCC; but including in any event Liens on property acquired after such date required to be pledged pursuant to the terms of the agreements related thereto;

(4)	Liens on property (together with general intangibles, improvements and proceeds related to such property) existing at the time of acquisition thereof by LCC or any Restricted Subsidiary of LCC; provided that such Liens were in existence before the contemplation of such acquisition;

(5)	Liens (including the interest of a lessor under a capital lease) on any asset (together with general intangibles, improvements and proceeds related to such asset) existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition or completion of design, construction, installation or improvement thereof, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or design, construction, installation or improvement price) thereof;

(6)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

(7)	Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens imposed by law on pipelines or pipeline facilities;

(8)	Liens arising by reason of deposits necessary to qualify LCC or any Restricted Subsidiary to conduct business, maintain self insurance or comply with any law and Liens securing the PBGC Settlement;

(9)	Liens to secure the performance of statutory obligations, tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business;

(10)	Liens existing on the Issue Date;

(11)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, prejudgment Liens that are being contested in good faith by appropriate proceedings and Liens arising out of judgments or awards against LCC or any Restricted Subsidiary with respect to which LCC or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; provided that in each case any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12)	easements, rights-of-way, restrictions, irregularities of title and other similar charges or encumbrances, not interfering in any material respect with the ordinary conduct of the business of LCC or any of its Restricted Subsidiaries;

(13)	Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

(14)	Liens securing assets under construction arising from progress or partial payments by a customer of LCC or its Restricted Subsidiaries relating to such property or assets;

(15)	licenses or leases by LCC or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business and otherwise permitted by the indenture for patents, copyrights, trademarks, trade names and other intellectual property;

(16)	leases or subleases by LCC or any of its Restricted Subsidiaries as lessor or sublessor in the ordinary course of business and otherwise permitted by the indenture;

(17)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or redeeming Indebtedness of LCC or any of its Restricted Subsidiaries (which defeasance or redemption is otherwise permitted under the indenture);

(19)	Liens resulting from any Limited Recourse Stock Pledge;

(20)	Liens on equipment of LCC or any Restricted Subsidiary arising as a result of a sale and leaseback with respect to such equipment; provided that the proceeds from such sale and leaseback are applied pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset sales;”

(21)	Asset Sale Liens;

(22)	customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or an escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of LCC or any Restricted Subsidiary, to the extent such dispositions are permitted hereunder;

(23)	Liens securing Hedging Obligations otherwise permitted by the indenture;

(24)	other Liens on assets of LCC or any Restricted Subsidiary of LCC securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of (y) $200 million and (z) 2.0% of LCC’s Consolidated Net Tangible Assets at the time each determination is made;

(25)	Liens to secure a Permitted Refinancing (other than a refinancing of Indebtedness secured by a Lien described in clause (26) below) incurred to refinance Indebtedness that was secured by a Lien permitted under the indenture and that was incurred in accordance with the provisions of the indenture; provided that such Liens do not extend to or cover any property or assets of LCC or any Restricted Subsidiary other than assets or property securing the Indebtedness so refinanced (together with any assets acquired thereafter which are required to be pledged pursuant to the terms of such Indebtedness);

(26)	Liens securing Indebtedness incurred under the Existing Credit Facility incurred under clause (1) of the covenant described above under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock”, and securing any Guarantee thereof by any Restricted Subsidiary;

(27)	Liens securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by the indenture;

(28)

Liens securing Acquired Debt permitted to be incurred under the indenture and Liens securing Indebtedness included under clause (14) of the covenant described above under the caption “—Selected Covenants—

Incurrence of indebtedness and issuance of preferred stock”, provided that such Liens were in existence prior to the contemplation of the incurrence of such Indebtedness under the indenture, and provided further such Liens do not extend to or cover any property or assets not subject to such Lien at the time of incurrence other than any assets acquired thereafter which are required to be pledged pursuant to the terms of such Indebtedness;

(29)	Liens securing the Existing Senior Secured Notes, and securing any Guarantee thereof by a Subsidiary Guarantor; and

(30)	from and after the first date when the Notes are rated Investment Grade, Liens on any asset of LCC and its Restricted Subsidiaries other than any manufacturing facility located in the United States.

“Permitted Refinancing” means any Indebtedness of LCC or any of its Subsidiaries or Preferred Stock of a Finance Subsidiary issued in exchange for, or the net proceeds of which are used within 45 days solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of LCC or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or liquidation preference in the case of Preferred Stock) of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing or, in the case of Preferred Stock of a Finance Subsidiary, the Indebtedness issued to such Finance Subsidiary, has a Stated Maturity date later than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated by its terms in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing, or, in the case of Preferred Stock, the Indebtedness issued to such Finance Subsidiary, has a Stated Maturity date later than the Stated Maturity date of, and is subordinated in right of payment to, the Notes on subordination terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (provided that in the case of a Permitted Refinancing of the Existing Senior Subordinated Notes pursuant to clause (e) of the covenant described above under the caption “Selected Covenants—“Restricted payments” such Permitted Refinancing need not comply with such subordination requirements);

(4)	Such Indebtedness is incurred by LCC or a Subsidiary Guarantor (or such Preferred Stock is issued by a Finance Subsidiary) if LCC or a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5)	such Indebtedness is incurred by LCC or a Restricted Subsidiary (or such Preferred Stock is issued by a Finance Subsidiary) if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Preferred Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such person which is outstanding or issued on or after the Issue Date.

“Qualified Equity Interests” shall mean all Equity Interests of a person other than Disqualified Stock of such person.

“Rating Agency” means (1) S&P or (2) Moody’s or (3) if neither S&P nor Moody’s shall exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by LCC, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Facility” means one or more receivables financing facilities or arrangements, as amended from time to time, pursuant to which LCC or any of its Restricted Subsidiaries sells (including a sale in exchange for a promissory note of or an Equity Interest in an Accounts Receivable Subsidiary) its accounts receivable to an Accounts Receivable Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a person that is not LCC or a Restricted Subsidiary in connection with, any Receivables Facility.

“Restricted Investment” means an Investment other than a Permitted Investment. For purposes of clarification, the contribution of Equity Interests of an Unrestricted Subsidiary to another Unrestricted Subsidiary is not a Restricted Investment.

“Restricted Subsidiary” of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary.

“Rhodia” means Rhodia S.A., a French company and the successor in interest to Rhone-Poulenc Chemie S.A. under the TDI Agreements.

“Rhodia TDI Plant” means the manufacturing facilities for the production of toluene diisocyanate, currently owned by Rhodia and located at Pont-de-Claix, France.

“Sale and Leaseback Transaction” means, with respect to any person, any arrangement with a lender or an investor providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person to such lender or investor if such arrangement is accounted for as a capitalized lease by such person under GAAP.

“SEC” means the Securities and Exchange Commission.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date; provided that in no event shall “Significant Subsidiary” include any Subsidiary that (i) would otherwise be a Significant Subsidiary solely by virtue of the size of a loss it has incurred and (ii) is not a “Significant Subsidiary” under the Existing Senior Secured Notes or the Existing Senior Unsecured Notes outstanding at such time.

“S&P” means Standard & Poor’s Corporation and its successors.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established by any amendment to such original documentation) and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal before the date originally scheduled for the payment thereof.

“Subject Assets” means, with respect to any Major Asset Sale, the assets that are the subject of such Major Asset Sale.

“Subject Assets Transferee” means any Restricted Subsidiary or Joint Venture that becomes the owner of Subject Assets in connection with a Major Asset Sale.

“Subsidiary” means, with respect to any person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) or (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

“Subsidiary Guarantor” means (1) Lyondell (Pelican) Petrochemical L.P.1, Inc., Lyondell Chemical Delaware Company, Lyondell Chemical Nederland, Ltd., Lyondell Chemical Properties, L.P., Lyondell Chemical Technology Management, Inc., Lyondell Chemical Technology, L.P., Lyondell Chimie France Corporation, Lyondell France, Inc., Lyondell LP3 GP, LLC, Lyondell LP3 Partners, LP, Lyondell LP4 Inc., Lyondell Petrochemical L.P. Inc., Lyondell Refining I, LLC, POSM Delaware, Inc., POSM II Properties Partnership, L.P., Houston Refining LP, Lyondell Chemical Technology 1 Inc., Lyondell Refining Company LLC, and Lyondell Houston Refinery Inc. and (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture; in each case until the Subsidiary Guarantee of such person is released in accordance with the provisions of the indenture.

“TDI Agreements” means (1) the Share Purchase Agreement dated as of January 23, 1995 between Lyondell Chemical Europe Inc. and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, (2) the Processing Agreement dated as of January 23, 1995 between Lyondell Chemical Chemie TDI and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, and (3) the TDI License.

“TDI Assets” means (1) all rights of Lyondell Chemical Europe Inc., Lyondell Chemical Chemie TDI, Lyondell Chemical Technology, L.P. and their respective successors under the TDI Agreements and (2) all of Lyondell TDI’s customer lists relating to the Rhodia TDI Plant.

“TDI License” means the TDI Technology Agreement dated as of January 23, 1995 between Lyondell Chemical Technology, L.P. and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary of LCC that is designated by the Board of Directors of LCC as an Unrestricted Subsidiary pursuant to a board resolution, (2) any Subsidiary of an Unrestricted Subsidiary and (3) any Accounts Receivable Subsidiary. The Board of Directors may designate any Subsidiary of LCC (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interest or Indebtedness of, or holds any Lien on any property of, LCC or any other Subsidiary of LCC that is not a Subsidiary of the Subsidiary to be so designated; provided that

(a)	any Guarantee (other than as a guarantor of the Equistar Assumed Debt so long as the Equistar Assumed Debt is not considered Indebtedness of LCC pursuant to the definition thereof) by LCC or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by LCC or such Restricted Subsidiary (or both, if applicable) at the time of such designation,

(b)	either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described above under the caption “—Selected Covenants—Restricted payments,” and

(c)	if applicable, the Investment and the incurrence of Indebtedness referred to in clause (a) of this proviso would be permitted under the covenants described above under the captions “—Selected Covenants—Restricted payments” and “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock.”

Any such designation by the Board of Directors pursuant to clause (1) above shall be evidenced to the Trustee by filing with such Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenants described above under the captions “—Selected Covenants—Restricted payments” and “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock.”

If at any time LCC or any Restricted Subsidiary Guarantees any Indebtedness of such Unrestricted Subsidiary (other than a Limited Recourse Stock Pledge or a non-recourse guarantee given solely to support such pledge) or makes any other Investment in such Unrestricted Subsidiary and such incurrence of Indebtedness or Investment would not be permitted under the covenants described above under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock” or “—Selected Covenants—Restricted payments,” it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of LCC as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock,” LCC shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of LCC of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (1) such Indebtedness is permitted under the covenant described above under the caption “—Selected Covenants—Incurrence of indebtedness and issuance of preferred stock” and (2) no Default or Event of Default would be in existence following such designation. As of the Issue Date, each of Millennium and Equistar and each Subsidiary thereof is an Unrestricted Subsidiary, and after the Issue Date each of Millennium and Equistar and each Subsidiary thereof will continue to be an Unrestricted Subsidiary until the Board of Directors designates it a Restricted Subsidiary in accordance with the provisions of the indenture.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computations into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by LCC) at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination. Whenever the definitions under “—Selected definitions” or the provisions described under “—Selected Covenants” or “—Events of Default and Remedies” refer to an amount in U.S. dollars, that amount shall be deemed to refer to the U.S.-Dollar Equivalent of the amount denominated in any other currency or currency unit, including composite currencies.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any person means a Restricted Subsidiary of such person all the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Restricted Subsidiaries of such person or by such person and one or more Wholly Owned Restricted Subsidiaries of such person.

“Wholly Owned Subsidiary” of any person means a Subsidiary of such person all the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

UNITED STATES TAXATION

The following general discussion summarizes certain of the material United States federal income tax consequences of the ownership and disposition of the notes applicable to Non-U.S. Holders. For purposes of this discussion, “Non-U.S. Holder” generally means any beneficial owner of notes other than (i) a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity treated for United States federal tax purposes as a corporation) created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person. If a partnership (including for this purpose an entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of notes that are treated as partnerships for U.S. federal income tax purposes and members therein should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of the notes.

This discussion is a general summary and does not consider all aspects of United States federal income taxation that may be relevant to a prospective Non-U.S. Holder in light of that Non-U.S. Holder’s particular circumstances, nor does it address the federal income tax consequences to Non-U.S. Holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, banks, thrifts, insurance companies, other financial institutions, persons that hold the notes as a position in a “straddle” or as part of a “synthetic security,” “hedging,” “conversion” or other integrated instrument, persons that acquire notes in connection with the performance of services, investors in pass-through entities and certain United States expatriates. Further, this summary does not address any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes.

This discussion applies only to Non-U.S. Holders who hold the notes as capital assets and who purchase the notes in this offering.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. Persons considering the purchase of notes should consult their own tax advisors concerning the application of United States federal tax laws, as well as the laws of any state, local, or foreign taxing jurisdiction, to their particular situations.

Payment of Interest

Interest paid by Lyondell to a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax provided that:

•	such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Lyondell entitled to vote;

•	such Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to Lyondell through stock ownership; and

•	certain certification requirements are satisfied, as described below under the heading “Owner Statement Requirement.”

Notwithstanding the above, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to United States federal income tax on interest that is effectively connected with the conduct of such trade or business. In addition, if such Non-U.S. Holder is a corporation, it should consult with its tax advisors regarding the possible application of the United States branch profits tax.

Gain on Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a note (other than gain attributable to accrued interest, which will be treated as such) unless:

•	the gain is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder; or

•

in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year of the sale, redemption or other disposition and certain other requirements are met.

Any such gain that is effectively connected with the conduct of a United States trade or business by a Non-U.S. Holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a United States person and, if such Non-U.S. Holder is a corporation, such gain may also be subject to the United States branch profits tax.

Federal Estate Taxes

A note held by an individual who at the time of death is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States will not be subject to United States federal estate tax as a result of such individual’s death, provided that

•	the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Lyondell entitled to vote; and

•	the interest accrued on the note was not effectively connected with a United States trade or business of the individual at the time of the individual’s death.

Owner Statement Requirement

In order to claim an exemption from United States federal withholding tax with respect to payments of interest on a note, a Non-U.S. Holder of a note or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and that holds a note on behalf of such holder must file a statement with Lyondell or its agent representing that such Non-U.S. Holder is not a United States person. Under current regulations, this requirement will be satisfied if Lyondell or its agent receives:

•

a statement from such Non-U.S. Holder certifying under penalty of perjury on an Internal Revenue Service Form W-8BEN that such holder is not a United States person and that provides certain information required under the regulations; or

•

a statement from the financial institution holding the note on behalf of such Non-U.S. Holder certifying under penalties of perjury that it has received the holder’s statement, together with a copy of the holder’s statement.

The Non-U.S. Holder must inform Lyondell, its agent or the financial institution, as applicable, within 30 days of any change in information on the holder’s statement.

Information Reporting and Backup Withholding

Payments of interest made on a note are, and proceeds from the sale or redemption of a note may be, subject to information reporting to the Internal Revenue Service. In addition, payments of interest made on a note and proceeds from the sale or other disposition of a note may be subject to United States “backup” withholding unless the holder satisfies certain certification procedures or otherwise establishes an exemption. The certification procedures described above at “Owner Statement Requirement” will satisfy the certification requirements necessary to avoid the backup withholding. Any withheld amounts would generally be allowed as a credit against a holder’s United States federal income tax, provided the required information is timely filed with the Internal Revenue Service.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable to a Non-U.S. Holder’s particular situation. Non-U.S. Holders of the notes should consult tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

UNDERWRITING

Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of notes
Citigroup Global Markets Inc.	$
Banc of America Securities LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
BNY Capital Markets, Inc.
Credit Suisse Securities (USA) LLC
HVB Capital Markets, Inc.
Morgan Stanley & Co. Incorporated
Natexis Bleichroeder Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
UBS Securities LLC
Wachovia Capital Markets, LLC

Total		$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus and some of the notes to dealers at the public offering price less a concession not to exceed 0.50% of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The offer in The Netherlands of the notes included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Lyondell
Per note		%

In connection with the offering, Citi, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citi, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be $            .

The underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. Affiliates of certain of the underwriters are lenders under our revolving credit facility and senior secured term loan. Citigroup Global Markets Inc. acted as a dealer manager in connection with our tender offer for our 11.125% Senior Secured Notes due 2012 and as solicitation agent in connection with our solicitation of consents for our 10.5% Senior Secured Notes Due 2013.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Lyondell files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available free of charge from our web site at www.lyondell.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC. Under the rules and regulations of the SEC, this prospectus does not contain all the information set forth or included in the registration statement, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its web site.

Incorporation of Information that We File with the SEC

The SEC allows us to incorporate by reference the information we file with the SEC, which permits us to disclose information to you by referencing these filed documents. Any information that is incorporated by reference is considered part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information. If any information subsequently filed by us or included in a prospectus supplement varies from this prospectus, you should rely on the subsequently filed information or prospectus supplement. We incorporate by reference the following documents which have been filed with the SEC:

•

our Annual Report on Form 10-K for the year ended December 31, 2006 (Item 7 and Item 8, except for the financial statements of Equistar Chemicals, LP and LYONDELL-CITGO Refining LP (now known as Houston Refining LP), have been recast in a Current Report on Form 8-K filed on May 29, 2007 to reflect the inorganic chemicals business as discontinued operations in all periods presented);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

•

our Current Reports on Form 8-K filed January 22, 2007, January 29, 2007, February 26, 2007 (2 reports), April 18, 2007, April 26, 2007 (relating to the election of Mr. Dan F. Smith as Chairman of the Board of Directors), May 2, 2007, May 4, 2007, May 16, 2007, May 17, 2007, May 21, 2007, May 25, 2007 and May 29, 2007 and Current Reports on Form 8-K/A filed April 26, 2007 and May 10, 2007, excluding any information that was furnished to (and not filed with) the SEC.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus are also incorporated by reference into this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will automatically update and supersede the information in this prospectus.

You may request a copy of any document incorporated by reference (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Lyondell Chemical Company

1221 McKinney Street, Suite 700

Houston, Texas 77010

Attn: Investor Relations

Phone: (713) 309-4590

You should rely only on the information incorporated by reference or provided in this prospectus relating to the offered securities. No one else is authorized to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents because our business, financial condition and results of operations may have changed since that date.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Baker Botts L.L.P., Houston, Texas and for the underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

The consolidated financial statements of Lyondell Chemical Company as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Lyondell Chemical Company Current Report on Form 8-K filed on May 29, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Houston Refining LP as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Equistar Chemicals, LP as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

Lyondell Chemical Company

% Senior Unsecured Notes due 2017

P R O S P E C T U S

                    , 2007

Citi

Banc of America Securities LLC

Deutsche Bank Securities

JPMorgan

BNY Capital Markets, Inc.

Credit Suisse

HVB Capital Markets

Morgan Stanley

Natexis Bleichroeder Inc.

Scotia Capital

SOCIETE GENERALE

UBS Investment Bank

Wachovia Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by Lyondell Chemical Company in connection with a distribution of securities registered under this registration statement.

SEC registration fee	$0	*
Printing expenses	50,000
Legal fees and expenses	150,000
Accounting fees and expenses	75,000
Fees and expenses of trustee and counsel	70,000
Rating agency fees	1,000,000
Miscellaneous expenses	25,000

Total (without registration fee)	$1,370,000

*	To be determined. In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee and will pay the registration fee on a “pay-as-you-go-basis.”

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payments of unlawful dividends or unlawful stock repurchases or redemptions, or

•	any transaction from which the director derived an improper personal benefit.

Lyondell’s Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to it or any of its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Any repeal or modification of such provision shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Lyondell’s certificate of incorporation or by-laws, a vote of shareholders or disinterested directors, agreement or otherwise.

By-laws

Lyondell’s Amended and Restated By-laws (the “Lyondell By-laws”) contain indemnification rights for its directors and officers. Specifically, the Lyondell By-laws provide that Lyondell shall indemnify its officers and directors with respect to all matters to which Section 145 of the Delaware General Corporation Law may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware. Further, Lyondell may maintain insurance to protect itself and any of its directors and officers or directors or officers of another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss. Lyondell may also enter into indemnity agreements with persons who are members of its board of directors, its elected officers and with other persons as the board of directors may designate.

Indemnity Agreements

Lyondell has entered or will enter into indemnity agreements (“Indemnity Agreements”) with each of its present and future directors and officers (individually, the “Indemnitee” and collectively, the “Indemnitees”). Each provides for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by Delaware law. More specifically, each Indemnity Agreement provides (i) that an Indemnitee is automatically entitled to indemnification for expenses to the extent an Indemnitee (including the Indemnitee’s estate, heirs, executors, and administrators) is successful in defending any indemnifiable claim whether on the merits or otherwise, (ii) that an Indemnitee is entitled to the advancement of expenses during the pendency of a proceeding, (iii) that Lyondell has the burden of proving that an Indemnitee is not entitled to indemnification and negates certain presumptions that may otherwise be drawn against an Indemnitee, (iv) a mechanism through which an Indemnitee may seek court relief in the event the Reviewing Party (as defined in the Indemnity Agreements) determines that the Indemnitee would not be entitled to be indemnified, (v) that an Indemnitee is entitled to indemnification against all expenses (including attorneys’ fees) incurred in seeking to collect an indemnity claim or advancement of expenses from Lyondell and (vi) that after there has been a Change of Control (as defined in the Indemnity Agreements), all of Lyondell’s determinations regarding a right to indemnity, and the right to advancement of expenses, shall be made by independent legal counsel.

In the event of a Potential Change in Control (as defined in the Indemnity Agreements), the Indemnity Agreements require Lyondell, upon written request of the Indemnitee, to create a trust to indemnify the Indemnitee and to fund such trust in an amount sufficient to cover expenses reasonably anticipated. Upon a Change of Control, the trust would become irrevocable and the funds committed to such trust would not be available to Lyondell for use as working capital. All unexpended funds in the trust will revert to Lyondell upon a final court determination that an Indemnitee has been fully indemnified under the terms of the Indemnity Agreement. Indemnitees’ rights under the Indemnity Agreements are not exclusive of any other rights they may have under Delaware Law, directors’ and officers’ liability insurance, its By-laws or otherwise. However, the Indemnity Agreements do prevent double payment.

If, in the future, because of changes in Delaware Law or otherwise, Lyondell determines that the Indemnity Agreements do not provide indemnification to the fullest extent of the Delaware law, Lyondell intends to amend such agreements, or enter into new agreements with directors and officers, to provide, in its judgment, for full indemnification.

Lyondell believes that the By-laws and the Indemnity Agreements are largely confirmatory of Delaware law. However, the provisions of the By-laws and the Indemnity Agreements apply to proceedings arising from acts or omissions occurring before or after their respective adoption or execution. In addition, the contract right explicitly created in the Indemnity Agreements gives the Indemnitee protection against a subsequent, adverse change in the indemnification provisions of its By-laws, such as might occur in the event of a Change of Control (as defined in the Indemnity Agreements). Upon a Change of Control, the establishment of a trust fund pursuant to the Indemnity Agreements might facilitate indemnification payments, but would not broaden the rights to indemnity there under. Furthermore, under the Delaware Law, the advance of litigation expenses is discretionary; under the Indemnity Agreements, such advance is mandatory absent a special determination to the contrary. Litigation expenses incurred by an Indemnitee in a proceeding to seek recovery of amounts due under the Indemnity Agreement are recoverable under the Indemnity Agreement if the Indemnitee is successful in whole or in part. In the absence of the Indemnity Agreement, such expenses might not have been recoverable.

Unlike Delaware law, which authorizes the payment of expenses (including legal fees) in a shareholders’ derivative suit, but not of any other amounts, such as fees or settlements, the Indemnity Agreements do not distinguish between indemnification for claims brought by or in the right of Lyondell Chemical Company and indemnification for claims brought by third parties. Accordingly, Lyondell would be permitted under an Indemnity Agreement to indemnify an Indemnitee within the limits established by law and public policy.

Item 16. Exhibits.*

Exhibit No.	Description of Exhibit
*1.1	Form of Underwriting Agreement

***3.1(a)	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company (filed as Exhibit 3.1 to Lyondell’s Current Report on Form 8-K (Commission File Number 001-10145) filed on December 1, 2004 and incorporated herein by reference)

***3.1(b)	Amended and Restated By-Laws of Lyondell Chemical Company (filed as Exhibit 3.2 to Lyondell’s Current Report on Form 8-K (Commission File Number 001-10145) filed on May 4, 2007 and incorporated herein by reference)

***3.2(a)	Certificate of Incorporation of Lyondell Chemical Delaware Company (filed as Exhibit 3.5(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.2(b)	Revised and Restated By-Laws of Lyondell Chemical Delaware Company (filed as Exhibit 3.5(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.3(a)	Certificate of Incorporation of Lyondell Chemical Nederland, Ltd. (filed as Exhibit 3.3 to Lyondell’s Registration Statement on Form S-4 (Registration No. 333-76536) and incorporated herein by reference)

**3.3(b)	Certificate of Amendment of Certificate of Incorporation of Lyondell Chemical Nederland, Ltd.

**3.3(c)	Revised and Restated By-Laws of Lyondell Chemical Nederland, Ltd.

***3.4(a)	Amended and Restated Certificate of Limited Partnership of Lyondell Chemical Properties, L.P. (filed as Exhibit 3.7(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

Exhibit No.	Description of Exhibit
***3.4(b)	Limited Partnership Agreement of Lyondell Chemical Properties, L.P. (filed as Exhibit 3.7(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.5(a)	Certificate of Incorporation of Lyondell Chemical Technology 1 Inc. (filed as Exhibit 3.8(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.5(b)	By-Laws of Lyondell Chemical Technology 1 Inc. (filed as Exhibit 3.8(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.6(a)	Amended and Restated Certificate of Limited Partnership of Lyondell Chemical Technology, L.P. (filed as Exhibit 3.16(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.6(b)	Agreement of Limited Partnership of Lyondell Chemical Technology, L.P. (filed as Exhibit 3.8 to Lyondell’s Registration Statement on Form S-4 (Registration No. 333-76536) and incorporated herein by reference)

***3.7(a)	Certificate of Incorporation of Lyondell Chemical Technology Management, Inc. (filed as Exhibit 3.17(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.7(b)	By-Laws of Lyondell Chemical Technology Management, Inc. (filed as Exhibit 3.17(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.8(a)	Certificate of Incorporation of Lyondell Chimie France Corporation (filed as Exhibit 3.18(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.8(b)	Revised and Restated By-Laws of Lyondell Chimie France Corporation (filed as Exhibit 3.18(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.9(a)	Certificate of Limited Partnership of Houston Refining LP (filed as Exhibit 3.19(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.9(b)	Certificate of Amendment to Certificate of Limited Partnership of Houston Refining LP (filed as Exhibit 3.19(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**3.9(c)	Second Amendment to the Certificate of Limited Partnership of Houston Refining LP

**3.9(d)	Third amendment to the Certificate of Limited Partnership of Houston Refining LP

**3.9(e)	Amended and Restated Limited Partnership Agreement of Houston Refining LP, dated May 10, 2007

***3.10(a)	Certificate of Incorporation of Lyondell France, Inc. (filed as Exhibit 3.20(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.10(b)	Revised and Restated By-Laws of Lyondell France, Inc. (filed as Exhibit 3.20(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

Exhibit No.	Description of Exhibit
***3.11(a)	Certificate of Incorporation of Lyondell Houston Refinery Inc. (filed as Exhibit 3.22(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.11(b)	By-Laws of Lyondell Houston Refinery Inc. (filed as Exhibit 3.22(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.12(a)	Certificate of Formation of Lyondell LP3 GP, LLC (filed as Exhibit 3.23(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.12(b)	Limited Liability Company Agreement of Lyondell LP3 GP, LLC (filed as Exhibit 3.23(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.12(c)	First Amendment to Limited Liability Company Agreement of Lyondell LP3 GP, LLC (filed as Exhibit 3.23(c) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.13(a)	Certificate of Limited Partnership of Lyondell LP3 Partners, LP (filed as Exhibit 3.24(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.13(b)	Limited Partnership Agreement of Lyondell LP3 Partners, LP (filed as Exhibit 3.24(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.14(a)	Certificate of Incorporation of Lyondell LP4 Inc. (filed as Exhibit 3.25(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.14(b)	By-Laws of Lyondell LP4 Inc. (filed as Exhibit 3.25(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.15(a)	Certificate of Incorporation of Lyondell (Pelican) Petrochemical L.P.1, Inc. (filed as Exhibit 3.26(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.15(b)	Revised and Restated By-Laws of Lyondell (Pelican) Petrochemical L.P.1, Inc. (filed as Exhibit 3.26(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.16(a)	Certificate of Incorporation of Lyondell Petrochemical L.P. Inc. (filed as Exhibit 3.27(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.16(b)	By-Laws of Lyondell Petrochemical L.P. Inc. (filed as Exhibit 3.27(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**3.17(a)	Certificate of Conversion from a Limited Partnership to a Limited Liability Company of Lyondell Refining Company LP to Lyondell Refining Company LLC

**3.17(b)	Certificate of Formation of Lyondell Refining Company LLC

**3.17(c)	Limited Liability Company Agreement of Lyondell Refining Company LLC

***3.18(a)	Certificate of Formation of Lyondell Refining GP, LLC now named Lyondell Refining I LLC (filed as Exhibit 3.29(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

Exhibit No.	Description of Exhibit
**3.18(b)	Certificate of Merger of LRP Holdings LP LLC and Lyondell Refining Partners, LP with and into Lyondell Refining GP, LLC under the name of Lyondell Refining I LLC

**3.18(c)	Certificate of Correction to change name to Lyondell Refining I LLC

***3.18(d)	Limited Liability Company Agreement of Lyondell Refining GP, LLC now named Lyondell Refining I LLC (filed as Exhibit 3.29(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.18(e)	First Amendment to Limited Liability Company Agreement of Lyondell Refining GP, LLC now named Lyondell Refining I LLC (filed as Exhibit 3.29(c) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.19(a)	Certificate of Incorporation of POSM Delaware, Inc. (filed as Exhibit 3.32(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.19(b)	By-Laws of POSM Delaware, Inc. (filed as Exhibit 3.32(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.20(a)	Certificate of Limited Partnership of POSM II Properties Partnership, L.P. (filed as Exhibit 3.33(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.20(b)	Limited Partnership Agreement of POSM II Partnership, L.P. (filed as Exhibit 3.33(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**4.12	Indenture to be entered into among Lyondell Chemical Company, the Guarantors named therein and Bank of New York, as trustee

**5.1	Opinion of Baker Botts L.L.P.

***12.1	Computation of Ratio of Earnings to Fixed Charges (set forth in Lyondell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 on page 41 under the caption “Ratio of Earnings to Fixed Charges” and incorporated herein by reference)

***12.2	Computation of Ratio of Earnings to Fixed Charges (set forth in Exhibit 12 to Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)

**23.1	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Lyondell Chemical Company

**23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

**24.1	Powers of Attorney for Lyondell Chemical Company

**24.2	Powers of Attorney for Subsidiary Guarantors

**25.1	Statement of Eligibility and Qualification of Trustee under Trust Indenture Act

*	The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instrument setting forth the terms of the debt securities and guarantees of debt securities, (iii) any required opinion of counsel to the Company as to certain tax matters relative to Securities offered hereby, or (iv) any additional required opinion of counsel with respect to the legality of the securities offered hereby.
**	Filed herewith.
***	Incorporated by reference from the filing indicated.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining any liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

That, for the purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2007.

LYONDELL CHEMICAL COMPANY

By:	/s/ DAN F. SMITH
Dan F. Smith
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ DAN F. SMITH Dan F. Smith	Chairman, President and Chief Executive Officer (Principal Executive Officer)

* Carol A. Anderson	Director

* Susan K. Carter	Director

* Stephen I. Chazen	Director

* Travis Engen	Director

* Paul S. Halata	Director

* Danny W. Huff	Director

* David J. Lesar	Director

* David J.P. Meachin	Director

* Daniel J. Murphy	Director

* Dr. William R. Spivey	Director

/s/ T. KEVIN DENICOLA T. Kevin DeNicola	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ CHARLES L. HALL Charles L. Hall	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ KERRY A. GALVIN
Kerry A. Galvin,
as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Lyondell LP3 GP, LLC, Lyondell LP3 Partners, LP and Lyondell Refining I, LLC certifies that each has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on May 30, 2007.

LYONDELL LP3 GP, LLC

LYONDELL LP3 PARTNERS, LP

By:	Lyondell LP3 GP, LLC, its general partner

LYONDELL REFINING I, LLC

By:	/s/ FRANCIS P. MCGRAIL
Francis P. McGrail President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ FRANCIS P. MCGRAIL Francis P. McGrail	President and Treasurer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

/s/ KERRY A. GALVIN Kerry A. Galvin	Senior Vice President and General Counsel Lyondell Chemical Company, Sole Member—Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lyondell Refining Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2007.

LYONDELL REFINING COMPANY LLC

By:	/s/ MORRIS GELB
Morris Gelb President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ MORRIS GELB Morris Gelb	President (Principal Executive Officer)

* Charles L. Hall	Vice President and Controller (Principal Accounting Officer)

* Karen A. Twitchell	Vice President and Treasurer (Principal Financial Officer)

/s/ KERRY A. GALVIN Kerry A. Galvin	Senior Vice President and General Counsel Lyondell Chemical Company, Sole Member—Manager

*By:	/s/ KERRY A. GALVIN
Kerry A. Galvin, as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, POSM II Properties Partnership, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2007.

POSM II PROPERTIES PARTNERSHIP, L.P.

By:	Lyondell Chemical Company, its general partner

By:	/s/ DAN F. SMITH
Dan F. Smith
Chairman, President and Chief Executive Officer of Lyondell Chemical Company

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities for Lyondell Chemical Company indicated on May 30, 2007.

Signature	Title

/s/ DAN F. SMITH Dan F. Smith	Chairman, President and Chief Executive Officer (Principal Executive Officer)

* T. Kevin DeNicola	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Charles L. Hall	Vice President and Controller (Principal Accounting Officer)

/s/ KERRY A. GALVIN Kerry A. Galvin	Senior Vice President and General Counsel Lyondell Chemical Company, General Partner

*By:	/s/ KERRY A. GALVIN

Kerry A. Galvin, as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Lyondell Chemical Properties, L.P., Lyondell Chemical Technology 1 Inc., Lyondell Chemical Technology, L.P. and Lyondell Chemical Technology Management, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on May 30, 2007.

LYONDELL CHEMICAL PROPERTIES, L.P.

By:	Lyondell Chemical Technology Management, Inc., its general partner

LYONDELL CHEMICAL TECHNOLOGY 1, INC.

LYONDELL CHEMICAL TECHNOLOGY, L.P.

By:	Lyondell Chemical Technology Management, Inc., its general partner

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:	/s/ FRANCIS P. MCGRAIL
Francis P. McGrail
President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ FRANCIS P. MCGRAIL Francis P. McGrail	President and Treasurer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer )

* Kevin R. Cadenhead	Director

* Rick Fontenot	Director

* Charles L. Hall	Director

* Gary L. Koehler	Director

*By:	/s/ KERRY A. GALVIN
Kerry A. Galvin, as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Lyondell Chemical Nederland, Ltd., Lyondell Chimie France Corporation, Lyondell France, Inc., Lyondell LP4 Inc., Lyondell (Pelican) Petrochemical L.P.1, Inc., Lyondell Petrochemical L.P. Inc. and POSM Delaware, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2007.

LYONDELL CHEMICAL NEDERLAND, LTD.

LYONDELL CHIMIE FRANCE CORPORATION

LYONDELL FRANCE, INC.

LYONDELL LP4 INC.

LYONDELL (PELICAN) PETROCHEMICAL L.P.1, INC.

LYONDELL PETROCHEMICAL L.P. INC.

POSM DELAWARE, INC.

By:	/s/ MORRIS GELB
Morris Gelb President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ MORRIS GELB Morris Gelb	President (Principal Executive Officer)

* Charles L. Hall	Vice President, Controller and Director (Principal Accounting Officer)

* Karen A. Twitchell	Vice President and Treasurer (Principal Financial Officer)

* Kevin R. Cadenhead	Director

* Francis P. McGrail	Director

*By:	/s/ KERRY A. GALVIN
Kerry A. Galvin, as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Delaware Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on May 30, 2007.

LYONDELL CHEMICAL DELAWARE COMPANY

By:	/s/ FRANCIS P. MCGRAIL
Francis P. McGrail President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ FRANCIS P. MCGRAIL Francis P. McGrail	President, Treasurer and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

* Kevin R. Cadenhead	Director

* Charles L. Hall	Director

*By	/s/ KERRY A. GALVIN
Kerry A. Galvin,
as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lyondell Houston Refinery Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2007.

LYONDELL HOUSTON REFINERY INC.

By:	/s/ MORRIS GELB
Morris Gelb President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ MORRIS GELB Morris Gelb	President (Principal Executive Officer)

* Charles L. Hall	Vice President and Controller (Principal Accounting Officer)

* Karen A. Twitchell	Vice President and Treasurer (Principal Financial Officer)

* Kevin R. Cadenhead	Director

* Francis P. McGrail	Director

*By	/s/ KERRY A. GALVIN
Kerry A. Galvin,
as Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Houston Refining LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 30, 2007.

HOUSTON REFINING LP

By:	Lyondell Refining Company LLC, its general partner

By:	/s/ MORRIS GELB Morris Gelb President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title

/s/ DAN F. SMITH Dan F. Smith	Chief Executive Officer (Principal Executive Officer)

* T. Kevin DeNicola	Chief Financial Officer (Principal Financial Officer)

* Charles L. Hall	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ MORRIS GELB Morris Gelb	President, Lyondell Refining Company LLC, General Partner

*By	/s/ KERRY A. GALVIN
Kerry A. Galvin
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*1.1	Form of Underwriting Agreement

***3.1(a)	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company (filed as Exhibit 3.1 to Lyondell’s Current Report on Form 8-K (Commission File Number 001-10145) filed on December 1, 2004 and incorporated herein by reference)

***3.1(b)	Amended and Restated By-Laws of Lyondell Chemical Company (filed as Exhibit 3.2 to Lyondell’s Current Report on Form 8-K (Commission File Number 001-10145) filed on May 4, 2007 and incorporated herein by reference)

***3.2(a)	Certificate of Incorporation of Lyondell Chemical Delaware Company (filed as Exhibit 3.5(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.2(b)	Revised and Restated By-Laws of Lyondell Chemical Delaware Company (filed as Exhibit 3.5(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.3(a)	Certificate of Incorporation of Lyondell Chemical Nederland, Ltd. (filed as Exhibit 3.3 to Lyondell’s Registration Statement on Form S-4 (Registration No. 333-76536) and incorporated herein by reference)

**3.3(b)	Certificate of Amendment of Certificate of Incorporation of Lyondell Chemical Nederland, Ltd.

**3.3(c)	Revised and Restated By-Laws of Lyondell Chemical Nederland, Ltd.

***3.4(a)	Amended and Restated Certificate of Limited Partnership of Lyondell Chemical Properties, L.P. (filed as Exhibit 3.7(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.4(b)	Limited Partnership Agreement of Lyondell Chemical Properties, L.P. (filed as Exhibit 3.7(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.5(a)	Certificate of Incorporation of Lyondell Chemical Technology 1 Inc. (filed as Exhibit 3.8(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.5(b)	By-Laws of Lyondell Chemical Technology 1 Inc. (filed as Exhibit 3.8(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.6(a)	Amended and Restated Certificate of Limited Partnership of Lyondell Chemical Technology, L.P. (filed as Exhibit 3.16(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.6(b)	Agreement of Limited Partnership of Lyondell Chemical Technology, L.P. (filed as Exhibit 3.8 to Lyondell’s Registration Statement on Form S-4 (Registration No. 333-76536) and incorporated herein by reference)

***3.7(a)	Certificate of Incorporation of Lyondell Chemical Technology Management, Inc. (filed as Exhibit 3.17(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.7(b)	By-Laws of Lyondell Chemical Technology Management, Inc. (filed as Exhibit 3.17(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

Exhibit No.	Description of Exhibit
***3.8(a)	Certificate of Incorporation of Lyondell Chimie France Corporation (filed as Exhibit 3.18(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.8(b)	Revised and Restated By-Laws of Lyondell Chimie France Corporation (filed as Exhibit 3.18(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.9(a)	Certificate of Limited Partnership of Houston Refining LP (filed as Exhibit 3.19(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.9(b)	Certificate of Amendment to Certificate of Limited Partnership of Houston Refining LP (filed as Exhibit 3.19(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**3.9(c)	Second Amendment to the Certificate of Limited Partnership of Houston Refining LP

**3.9(d)	Third amendment to the Certificate of Limited Partnership of Houston Refining LP

**3.9(e)	Amended and Restated Limited Partnership Agreement of Houston Refining LP, dated May 10, 2007

***3.10(a)	Certificate of Incorporation of Lyondell France, Inc. (filed as Exhibit 3.20(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.10(b)	Revised and Restated By-Laws of Lyondell France, Inc. (filed as Exhibit 3.20(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.11(a)	Certificate of Incorporation of Lyondell Houston Refinery Inc. (filed as Exhibit 3.22(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.11(b)	By-Laws of Lyondell Houston Refinery Inc. (filed as Exhibit 3.22(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.12(a)	Certificate of Formation of Lyondell LP3 GP, LLC (filed as Exhibit 3.23(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.12(b)	Limited Liability Company Agreement of Lyondell LP3 GP, LLC (filed as Exhibit 3.23(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.12(c)	First Amendment to Limited Liability Company Agreement of Lyondell LP3 GP, LLC (filed as Exhibit 3.23(c) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.13(a)	Certificate of Limited Partnership of Lyondell LP3 Partners, LP (filed as Exhibit 3.24(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.13(b)	Limited Partnership Agreement of Lyondell LP3 Partners, LP (filed as Exhibit 3.24(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.14(a)	Certificate of Incorporation of Lyondell LP4 Inc. (filed as Exhibit 3.25(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

Exhibit No.	Description of Exhibit

***3.14(b)	By-Laws of Lyondell LP4 Inc. (filed as Exhibit 3.25(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.15(a)	Certificate of Incorporation of Lyondell (Pelican) Petrochemical L.P.1, Inc. (filed as Exhibit 3.26(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.15(b)	Revised and Restated By-Laws of Lyondell (Pelican) Petrochemical L.P.1, Inc. (filed as Exhibit 3.26(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.16(a)	Certificate of Incorporation of Lyondell Petrochemical L.P. Inc. (filed as Exhibit 3.27(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.16(b)	By-Laws of Lyondell Petrochemical L.P. Inc. (filed as Exhibit 3.27(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**3.17(a)	Certificate of Conversion from a Limited Partnership to a Limited Liability Company of Lyondell Refining Company LP to Lyondell Refining Company LLC

**3.17(b)	Certificate of Formation of Lyondell Refining Company LLC

**3.17(c)	Limited Liability Company Agreement of Lyondell Refining Company LLC

***3.18(a)	Certificate of Formation of Lyondell Refining GP, LLC now named Lyondell Refining I LLC (filed as Exhibit 3.29(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**3.18(b)	Certificate of Merger of LRP Holdings LP LLC and Lyondell Refining Partners, LP with and into Lyondell Refining GP, LLC under the name of Lyondell Refining I LLC

**3.18(c)	Certificate of Correction to change name to Lyondell Refining I LLC

***3.18(d)	Limited Liability Company Agreement of Lyondell Refining GP, LLC now named Lyondell Refining I LLC (filed as Exhibit 3.29(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.18(e)	First Amendment to Limited Liability Company Agreement of Lyondell Refining GP, LLC now named Lyondell Refining I LLC (filed as Exhibit 3.29(c) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.19(a)	Certificate of Incorporation of POSM Delaware, Inc. (filed as Exhibit 3.32(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.19(b)	By-Laws of POSM Delaware, Inc. (filed as Exhibit 3.32(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.20(a)	Certificate of Limited Partnership of POSM II Properties Partnership, L.P. (filed as Exhibit 3.33(a) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

***3.20(b)	Limited Partnership Agreement of POSM II Partnership, L.P. (filed as Exhibit 3.33(b) to Lyondell’s Registration Statement on Form S-3 (Registration No. 333-137149) and incorporated herein by reference)

**4.12	Indenture to be entered into among Lyondell Chemical Company, the Guarantors named therein and Bank of New York, as trustee

**5.1	Opinion of Baker Botts L.L.P.

Exhibit No.	Description of Exhibit

***12.1	Computation of Ratio of Earnings to Fixed Charges (set forth in Lyondell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 on page 41 under the caption “Ratio of Earnings to Fixed Charges” and incorporated herein by reference)

***12.2	Computation of Ratio of Earnings to Fixed Charges (set forth in Exhibit 12 to Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)

**23.1	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Lyondell Chemical Company

**23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

**24.1	Powers of Attorney for Lyondell Chemical Company

**24.2	Powers of Attorney for Subsidiary Guarantors

**25.1	Statement of Eligibility and Qualification of Trustee under Trust Indenture Act

*	The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instrument setting forth the terms of the debt securities and guarantees of debt securities, (iii) any required opinion of counsel to the Company as to certain tax matters relative to Securities offered hereby, or (iv) any additional required opinion of counsel with respect to the legality of the securities offered hereby.
**	Filed herewith.
***	Incorporated by reference from the filing indicated.